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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2005

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of Principal Financial Group, Inc., to be held on Tuesday, May 17, 2005, at 9:00 a.m., local time, at 711 High Street, Des Moines, Iowa.

        If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report and the proxy statement on the Internet, available at www.principal.com/proxy.

        We encourage you to save resources and costs by signing up for the convenience of electronic delivery of our shareholder communications. For more information, see "Electronic Delivery of Future Annual Meeting Materials."

        The notice of annual meeting and proxy statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, I will report on the progress of the Company during the past year and answer shareholder questions.

        We encourage you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign the enclosed proxy card and return it in the envelope provided, or vote by proxy using the telephone or via the Internet. Thank you for acting promptly.

Sincerely,

J. BARRY GRISWELL Chairman, President and Chief Executive Officer

PRINCIPAL FINANCIAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 17, 2005

        The annual meeting of shareholders of Principal Financial Group, Inc. (the "Company") will be held at 711 High Street, Des Moines, Iowa, on Tuesday, May 17, 2005, at 9:00 a.m., local time. The purposes of the meeting are to:

  1.
  Elect four directors, each for a term of three years ending at the annual meeting to be held in 2008 or until their respective successors are elected or appointed;

  2.
  Approve the Company's 2005 Directors Stock Plan;

  3.
  Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2005;

  4.
  Approve the Company's 2005 Stock Incentive Plan; and

  5.
  Act on any other business as may properly come before the meeting or any adjournment or postponement thereof.

        These items are fully described in the proxy statement which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

        Only shareholders of record at the close of business on March 18, 2005, are entitled to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote in one of the following ways:

•
By telephone, by calling the toll-free telephone number shown on the proxy card;

•
Through the Internet, by visiting the website noted on the proxy card; or

•
By completing, signing and promptly returning the enclosed proxy card in the enclosed postage-paid envelope.

        Shareholders will need to register at the meeting and present photo identification to attend the meeting. If your shares are not registered in your name (for example, you hold the shares through an account with your stock broker), you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Principal Financial Group, Inc. common stock on March 18, 2005. Please bring that documentation to the meeting to register.

By Order of the Board of Directors

JOYCE N. HOFFMAN Senior Vice President and Corporate Secretary

March 31, 2005

TABLE OF CONTENTS

Voting Procedures And Security Ownership	1
Proposal One — Election Of Directors	2
Governance Of The Company	5
Compensation Of Directors	10
Proposal Two — Adoption of the Principal Financial Group, Inc. 2005 Directors Stock Plan	12
Audit Committee Charter And Report	15
Proposal Three — Ratification Of Appointment Of Independent Auditors	16
Proposal Four — Adoption of the Principal Financial Group, Inc. 2005 Stock Incentive Plan	17
Security Ownership Of Certain Beneficial Owners And Management	26
Executive Compensation	27
Annual Report On Form 10-K	42
Other Matters	42
Delivery Of Documents	42
Shareholder Proposals For 2006 Meeting	42
Appendix A — 2005 Directors Stock Plan	A-1
Appendix B — Audit Committee Charter	B-1
Appendix C — 2005 Stock Incentive Plan	C-1

i

PROXY STATEMENT

PRINCIPAL FINANCIAL GROUP, INC.
711 HIGH STREET
DES MOINES, IOWA 50392-0100

VOTING PROCEDURES AND SECURITY OWNERSHIP

General Information

        The accompanying proxy is solicited by the Board of Directors of Principal Financial Group, Inc. (the "Company") in connection with the annual meeting of shareholders of the Company to be held on Tuesday, May 17, 2005, at 9:00 a.m., local time, at 711 High Street, Des Moines, Iowa, and at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement, the enclosed proxy card and the enclosed Annual Report for 2004 were first sent to shareholders on or about March 31, 2005.

        The Company became a publicly-held company effective October 26, 2001, upon the completion of the conversion of Principal Mutual Holding Company from a mutual insurance holding company to a stock company and the initial public offering of shares of the Company's common stock ("Common Stock") under the terms of the Plan of Conversion (the "Plan of Conversion"). This process is sometimes referred to in this proxy statement as the "Demutualization." The Company is the ultimate parent of Principal Life Insurance Company ("Principal Life").

Voting Rights

        Only shareholders of record at the close of business on March 18, 2005 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 298,298,000 shares of Common Stock outstanding. Each share outstanding on the Record Date is entitled to one vote on each matter to be voted on at the meeting.

        A plurality of the shares voting is required for the election of directors. Approval of the other matters before the meeting will require the affirmative vote of the holders of a majority of the shares represented at the meeting and voting on the matter. No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of one-third of the outstanding shares as of the Record Date. Proxies marked as abstaining and proxies containing broker non-votes on any matter to be acted upon by shareholders will be treated as present at the meeting for the purpose of determining a quorum but will not be counted as shares voting on such matters. Votes will be tabulated under the supervision of Computershare Investor Services, LLC, which has been designated by the Board of Directors to act as inspector of the election.

Voting of Proxies

        Your proxy is solicited by the Board of Directors of the Company ("Board of Directors") for use at the Annual Meeting and all valid proxies will be voted. Except to the extent that contrary instructions are given by shareholders in the places provided in the proxy, it is the intention of the persons named in the proxy to vote "for" each of the nominees for the Board of Directors, "for" the approval of the 2005 Directors Stock Plan, "for" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors, and "for" the approval of the 2005 Stock Incentive Plan. A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by a notice in writing delivered to the Corporate Secretary of the Company or by a proxy bearing a later date.

        Subject to the limitations described below, shareholders may vote by proxy as follows: (i) by using a proxy card, (ii) by telephone, or (iii) through the Internet. When voting using any of these methods, as to the election of directors, you may vote for or withhold your vote from each of the director nominees. As to the other proposals, you may vote "for" or "against" the item or "abstain" from voting. If you properly vote by proxy by any of the methods described herein but do not specify any choices, you will thereby confer authority upon the persons named as proxies to vote your shares in their discretion. A proxy also confers discretionary authority on these individuals to vote your shares on any matter that was not known on the date of this proxy statement but is properly presented at the Annual Meeting, including voting on the election of any substitute nominees selected by the Board of Directors in the event any nominees are unable or decline to serve.

        The expense of proxy solicitation will be borne by the Company. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by officers or regular employees of the Company. The Company has also retained Mellon Investor Services LLC as an agent to assist the solicitation. The Company estimates that the cost of such assistance will be approximately $12,500, plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokers and others for expenses they incur in forwarding proxy materials to you.

Voting by Proxy Card

        Shareholders of record as of the Record Date may vote by proxy by using a proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by the proxy will be voted as you specify on the proxy card.

Voting by Telephone or Through the Internet

        If you are a registered shareholder as of the Record Date (that is, you own shares of Common Stock in your own name and not through a broker, nominee or in some other "street name" capacity), you may, as an alternative to voting by mail, vote via the telephone or Internet (please see the accompanying instructions on how to access the telephone and Internet voting systems). If you hold shares of Common Stock in "street name" as of the Record Date, your broker or other nominee will advise you whether you may vote by telephone or through the Internet as an alternative to voting by mail.

Voting Shares Held in Company Plans

        Shares of Common Stock held in The Principal Select Savings Plans are held of record and are voted by the trustees of the respective plans. Participants in these plans may direct the trustees as to how to vote shares allocated to their accounts. A participant may give voting instructions by completing the voting instruction card, or by following the directions concerning voting instructions by telephone or through the Internet. The trustees of these plans will vote shares as to which they have not received voting instructions as the trustees determine in their sole discretion.

Voting Shares Held in Demutualization Separate Account

        In connection with the Demutualization, the Company issued shares of Common Stock to a separate account which Principal Life established to fund policy credits received as Demutualization compensation by certain qualified employee benefit plans that owned group annuity contracts issued by Principal Life. Although these shares are held of record and will be voted by Principal Life, the plans may direct Principal Life how to vote shares allocated to plan accounts. A plan may give voting instructions by completing the voting instruction card that accompanies this proxy statement, or by following the directions concerning voting instructions by telephone or through the Internet. Principal Life will "mirror vote" separate account shares as to which it has not received direction. This means that Principal Life will vote the shares as to which it has not received direction in the same proportion — for, withhold, against or abstain — as the shares in the Demutualization separate account for which it has received instructions.

Stock Held by Brokers, Banks and Nominees

        If you plan to attend the Annual Meeting, please bring photo identification and evidence of your ownership of Common Stock as of the Record Date, March 18, 2005. A letter from your broker or bank or a photocopy of a current account statement will be accepted as evidence of ownership.

Conduct of the Meeting

        In order to ensure that the Annual Meeting is conducted in an orderly fashion and that shareholders wishing to speak at the meeting have a fair opportunity to speak, we will have certain guidelines and rules for the conduct of the meeting.

        The Board of Directors urges you to exercise your right to vote by returning the enclosed proxy card, by using the telephone or through the Internet.

PROPOSAL ONE — ELECTION OF DIRECTORS

        The Board of Directors (the "Board") is divided into three classes. One class is elected each year to hold office for a term of three years. At the Annual Meeting, four directors are to be elected to hold office until the annual meeting of shareholders to be held in the year 2008, "Class I Directors." All of the nominees are currently directors of the Company. There is no cumulative voting, and the four nominees receiving the most votes will be elected by a plurality. The remaining directors of the Company, whose terms expire in the year 2006 ("Class II Directors") or the year 2007 ("Class III Directors"), will continue to serve in accordance with their previous election.

        Unless authority is withheld by the shareholder, it is the intention of the persons named in the enclosed proxy card to vote for the nominees listed and, in the event any nominees are unable or decline to serve, to vote for the balance of the nominees and for any substitutes selected by the Board. The name, age, principal occupation and other information concerning each current director standing for re-election and each nominee are set forth below.

        The Board of Directors recommends that shareholders vote "for" all the nominees.

  Nominees for Class I Directors for Terms to Expire in 2008

Betsy J. Bernard, 50

        Betsy J. Bernard has been a director of the Company since 2001, and of Principal Life since 1999. Ms. Bernard was President of AT&T from October 2002 until December 2003. Prior to October 2002, she was Chief Executive Officer of AT&T Consumer since April 2001 and Executive Vice President — National Mass Markets of Qwest Communications, formerly US WEST, from July 2000-January 2001. Prior to July 2000, she was Executive Vice President — Retail Markets of US WEST from August 1998-July 2000. Ms. Bernard is a director of United Technologies Corporation, a public company that makes products and services for the building and aerospace industries, URS Corporation, a public company that is an engineering design services firm, and BearingPoint, Inc., a public company that provides business consulting, systems integration and managed services. Ms. Bernard joined the Board as a result of a search by a third party search firm. She is the Chair of the Nominating and Governance Committee of the Board.

Jocelyn Carter-Miller, 47

        Jocelyn Carter-Miller has been a director of the Company since 2001, and of Principal Life since 1999. Ms. Carter-Miller is currently President of TechEdVentures, a firm that develops and manages charter schools and community-based programs. Ms. Carter-Miller was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004. Prior to that time, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. from February 1999 until February 2002. She is a board member of the Association of National Advertisers, the University of Chicago Women's Business Advisory Group, Smart School Charter Middle School and the Coral Springs Museum of Art. Ms. Carter-Miller joined the Board as a result of a search by a third party search firm. She is a member of the Audit Committee of the Board.

Gary E. Costley, 61

        Gary E. Costley has been a director of the Company and Principal Life since 2002. Mr. Costley is a co-founder and managing director of C&G Capital Management, LLC, which provides capital and management to health, medical and nutritional products and services companies. He was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and foodservice products, from November 2001 until June 2004, and Chairman, President and Chief Executive Officer from 1997-2001. He is a director of three public companies, Pharmacopeia Drug Discovery, Inc. and Accelrys, Inc., companies that specialize in technology-based products and services that improve and accelerate drug discovery and chemical development, and Prestige Brand Holdings, Inc., a company that develops and markets over-the-counter drugs, household cleaning products and personal care items. He is also director of NanoBio Corporation, a drug discovery firm. Mr. Costley joined the Board as a result of a search by a third-party search firm. He is a member of the Human Resources Committee of the Board.

William T. Kerr, 64

        William T. Kerr has been a director of the Company since 2001, and of Principal Life since 1995. Mr. Kerr has been Chairman and Chief Executive Officer of Meredith Corporation, a media and marketing company, since January 1998. Mr. Kerr's current employment agreement with Meredith Corporation expires on June 30, 2006, at which time he plans to retire as a full-time employee. On May 11, 2004, Meredith entered into a consultancy agreement with Mr. Kerr for a period of three years following the termination of his employment. He is a director of three public companies, Meredith Corporation, Maytag Corporation, a manufacturer of household appliances, and Storage Technology Corporation, a manufacturer of information storage and retrieval devices. Mr. Kerr is an executive in New York and Des Moines and was known to management and the then current directors when he joined the Board. He is chairman of the International Federation of the Periodical Press, a member of the Board of Visitors of the University of Iowa Henry B. Tippie College of Business, and a Trustee of Oxford University Press. Mr. Kerr is Chair of the Human Resources Committee and a member of the Executive Committee of the Board.

  Continuing Class II Directors Whose Terms Expire in 2006

J. Barry Griswell, 56

        J. Barry Griswell has been Chairman, President and Chief Executive Officer of the Company and Principal Life since 2002, a director of the Company since 2001, and a Principal Life director since 1998. Prior thereto, he had been President and Chief Executive Officer of the Company since April 2001, and President and Chief Executive Officer of Principal Life since January 2000. Prior to January 2000, Mr. Griswell was President of Principal Life from 1998-2000. He is a Chartered Life Underwriter, a Chartered Financial Consultant and a LIMRA Leadership Institute Fellow. He is the Chair-elect of the American Council of Life Insurers. Mr. Griswell is a director of Herman Miller, Inc., a public company that is an office furnishings designer and manufacturer. He is a trustee of Central College and Berry College. He is a director of the Business Committee for the Arts and a board member of the Business Roundtable and the American Council for Capital Formation. He is Chairman of the Board and Chair of the Executive Committee of the Board.

Charles S. Johnson, 67

        Charles S. Johnson has been a director of the Company since 2001, and of Principal Life since 1995. Mr. Johnson is the retired Executive Vice President of E. I. du Pont de Nemours and Company, a chemical company, a position he held in 1999. Prior to his position with du Pont, he was Chairman, President and Chief Executive Officer of Pioneer Hi-Bred International, Inc., an agricultural seed company, from December 1996-1999. Mr. Johnson is a Trustee of Grand View College. Mr. Johnson is a member of the Human Resources Committee of the Board.

Richard L. Keyser, 62

        Richard L. Keyser has been a director of the Company and Principal Life since 2002. Mr. Keyser has served as Chairman and Chief Executive Officer of W.W. Grainger, Inc., an industrial distributor of products used by businesses to maintain, repair and operate their facilities, since 1997. Mr. Keyser is a director of two public companies, W. W. Grainger, Inc. and Rohm and Haas Company, a global specialty materials company. He is a director of Evanston Northwestern Healthcare — Research Institute and the National Merit Scholarship Foundation. He is a trustee for the John G. Shedd Aquarium. He is an advisor for the Grainger Center for Supply Chain Management, University of Wisconsin-Madison, the Kellogg School of Management, Northwestern University, and the Division of the Physical Sciences, University of Chicago. Mr. Keyser is a member of the Nominating and Governance Committee of the Board.

Arjun K. Mathrani, 60

        Arjun K. Mathrani has been a director of the Company and Principal Life since 2003. Mr. Mathrani teaches courses in finance and banking at New York University's Stern School of Business, at St. John's University, New York, and at Cambridge University's Judge Institute of Management. In 1998, Mr. Mathrani was the Chief Executive Officer of ING Barings in London. He retired from Chase Manhattan Bank in 1997, where he served as Chief Financial Officer between 1994 and 1996. Prior to that, he was Chase's Corporate Treasurer and served in a number of senior international positions with Chase. Mr. Mathrani is a member of the Global Association of Risk Professionals. He is a member of the Audit Committee of the Board.

Elizabeth E. Tallett, 56

        Elizabeth E. Tallett has been a director of the Company since 2001, and of Principal Life since 1992. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She was Chief Executive Officer of Marshall Pharmaceuticals, Inc., a specialty pharmaceutical company, from November 2000 until January 2003, and was President and Chief Executive Officer of Dioscor Inc., a biopharmaceutical firm, from 1996 until July 2003. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor, Inc., both biopharmaceutical companies, from 1997-2002 and

1999-2000, respectively. She is a director of five public companies, Coventry Health Care, Inc., a managed health care company; Immunicon, Inc., a specialty diagnostics company; IntegraMed America, Inc., a health services management company; Varian, Inc., a company that is a supplier of scientific instruments; and Varian Semiconductor Equipment Associates, Inc., a company that manufactures semiconductor equipment; and of Neuventis, Inc., a private biotech company. She is a director of the Biotechnology Council of New Jersey and The New Jersey Center for Life Sciences. Ms. Tallett serves as Alternate Presiding Director of the Board and is Chair of the Audit Committee and a member of the Executive Committee.

  Continuing Class III Directors Whose Terms Expire in 2007

David J. Drury, 60

        David J. Drury has been a director of the Company since 2001, and of Principal Life since 1993. Prior to January 2002, he was Chairman of the Company since April 2001, and Chairman of Principal Life since January 2000. Prior to 2000, Mr. Drury was Chairman and Chief Executive Officer of Principal Life from 1995 to 1999. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. He is a member of the Iowa State University Business Advisory Council, the Iowa Natural Heritage Advisory Committee and the Actuaries Club of Des Moines. He is a member of the Executive Committee of the Board.

C. Daniel Gelatt, 57

        C. Daniel Gelatt has been a director of the Company since 2001, and of Principal Life since 1988. Mr. Gelatt has been President of NMT Corporation, a computer software and microfilm service business, since 1986. He is also a director and President of Advanced Marketing Concepts, Ltd., Elmwood Corporation, The Gelatt Corporation, Ginkgo, LLC and Gelatt Information Machines Corp. He is a member of Gundersen-Lutheran Foundation Board, the LaCrosse Public Library Board and the Association for Computing Machinery. Mr. Gelatt serves as Presiding Director of the Board and as a member of the Executive and Human Resources Committees of the Board.

Sandra L. Helton, 55

        Sandra L. Helton has been a director of the Company and Principal Life since 2001. Ms. Helton has been Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a diversified telecommunications corporation, since 1998. She is a director of three public companies, Telephone & Data Systems, Covance, Inc., a contract vendor to pharmaceutical companies, and U.S. Cellular Corporation, a wireless telecommunications company. She is a director of Northwestern Memorial Health Care and Landmarks Preservation Council of Illinois. She is a member of the Audit Committee of the Board.

Federico F. Peña, 58

        Federico F. Peña has been a director of the Company since 2001, and of Principal Life since 1999. Mr. Peña has been Managing Director of Vestar Capital Partners, an investment firm specializing in management buyouts, recapitalizations and growth capital investments, since 1999, and served as Vestar's Senior Advisor from 1998-2000. He is a director of two public companies, Valor Communications Group, Inc., a provider of telecommunications services, and Sonic Corporation, a franchiser of drive-in restaurants. He is also a director of Border Media Partners, a radio chain. He is a director of four mutual funds in the Marsico Funds family of mutual funds, and serves on the Board of Advisors of Core Capital Partners LP. He also serves on Wells Fargo Bank West's Community Advisory Board, Toyota's North American Diversity Advisory Board and the National Hispanic Cultural Center Board of Advisors. Mr. Peña is a member of the Nominating and Governance Committee of the Board.

GOVERNANCE OF THE COMPANY

        The business and affairs of the Company are managed under the direction of the Board. The Board of Directors has appointed an independent director to act as Presiding Director at times and in situations when it is important that the non-management directors act independently of the Chairman of the Board, who is the Company's Chief Executive Officer. The current role and responsibilities of the Presiding Director are to lead the Board in its executive sessions outside the presence of management; to review and give directions on agendas for Board meetings based on the independent directors' current priorities; to provide advice and counsel to the Chief Executive Officer on behalf of the board outside of the Board's regular interaction with the Chief Executive

Officer; and to seek, assimilate and take action on input from the independent directors whenever that becomes desirable or necessary, or in any times that the Chairman of the Board or Chief Executive Officer is unable to act. The Board regularly reviews the effectiveness of this shared leadership based on the organization's current circumstances, and the Board has found it to be effective since the organization adopted this approach in 1997. The non-management directors held an executive session at each regularly-scheduled Board meeting in 2004, led by the Presiding Director, and the independent directors met alone for one of the executive sessions.

        The Board regularly reviews the governance structure and policies of the Company, looking for areas that need to be strengthened or changed based on the organization's current conditions and environment. The Board undertook its annual evaluation process in 2004 with an independent corporate governance expert and facilitator.

        The charters of the Audit, Human Resources and Nominating and Governance Committees, Corporate Governance Guidelines and Statement of Business Practices (code of business conduct and ethics) are available on the Company's website at www.principal.com. This information is also available in print to any shareholder by request addressed to Joyce N. Hoffman, Senior Vice President and Corporate Secretary, Principal Financial Group, 711 High Street, Des Moines, IA 50392-0300.

Director Independence

        The Corporate Governance Guidelines adopted by the Board require it to make an annual determination regarding the independence of each of the Company's directors. The Board has adopted categorical standards consistent with the listing standards of the New York Stock Exchange to assist the Board in making these determinations. In order to be considered independent a director must not:

          1.     Be an employee of the Company or have been an employee of the Company within the past three years, or have an immediate family member who is an executive officer of the Company or has been an executive officer of the Company within the past three years;

          2.     Have received, or have an immediate family member who has received, in any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

          3.     Be an employee or partner of a firm that is the Company's internal or external auditor; or have an immediate family member who is a partner of such a firm, or has been employed by such a firm and who participates in that firm's audit, assurance or tax compliance practice; or be or have an immediate family member who, within the past three years, has been, a partner or employee of such firm and personally worked on the Company's audit within that time; and

          4.     Be, or in the past three years have been, or have an immediate family member who is, or in the past three years has been, an executive officer of another company where any of the Company's present executives at the same time serves or served on that company's compensation committee;

          5.     Be an employee, or have an immediate family member who is an executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

          6.     Be an executive officer of a tax-exempt organization that, within the preceding three years, received contributions from the Company in any fiscal year exceeding the greater of $1 million or 2% of the tax-exempt organization's consolidated gross revenues.

        Further, in order to be considered independent, members of the Audit Committee must not receive any compensation from the Company, either directly or indirectly, except for compensation received for service as a member of the board of directors and board committees.

        The Board's determinations regarding the independence of its members shall be disclosed as required by law and applicable regulation.

        A director's "immediate family" includes the director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in—law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director's home.

        The Board made these determinations for each member of the Board in February 2005, in its business judgment, based on an annual evaluation performed by and recommendations made by the Nominating and Governance Committee. To assist in the Board's determinations, each director completed materials designed to identify any relationships that could affect the director's independence. On the basis of these materials and the standards described above, the Board has determined that each of Betsy J. Bernard, Jocelyn Carter-Miller, Gary E. Costley, C. Daniel Gelatt, Sandra L. Helton, Charles S. Johnson, William T. Kerr, Richard L. Keyser, Arjun K. Mathrani, Federico F. Peña, and Elizabeth E. Tallett is independent.

        The Board concluded that two of the eleven independent directors had no relationship with the Company other than their relationship as members of the Board. In the case of the other directors, our records reflect relationships with one or more companies that provided goods or services to, purchased goods and services from, or had an investment transaction with, the Company. In each case, the Board affirmatively determined that, based on the amount paid for the goods and services as well as the nature of the goods and services provided, or a review of the terms of the transactions, as applicable, the relationships were not material either to the Company or to the other companies. Based on the foregoing, the Board has determined that, at the present time, 85% of the Company's directors are independent and meet the categorical standards set forth above.

Board Meetings

        The Board held seven meetings in 2004, four of which were two-day meetings, and each of the directors then in office attended at least 75% of the aggregate of the meetings of the Board and the committees of the Board of which the director was a member. We historically have scheduled and continue to schedule the annual meeting of shareholders on the same day as the regular meeting of the Board in the second quarter to enable the directors to attend. In 2004, all of the directors attended the annual meeting.

Code of Business Ethics and Conduct

        In 2004, each director and officer of the Company certified compliance with the Statement of Business Practices, the Company's code of business conduct and ethics and the code of ethics for its principal executive officer, principal financial officer and principal accounting officer under the Sarbanes-Oxley Act. The Statement of Business Practices is available on the Company's website.

Communication with the Board of Directors

        Interested parties wishing to contact the Presiding Director of the Company may do so at the Investor Relations section of the Company's website at www.principal.com, or by writing to the following address: Presiding Director, c/o Joyce N. Hoffman, Senior Vice President and Corporate Secretary, Principal Financial Group, Des Moines, Iowa 50392-0300. All e-mails and letters received by either of these two methods will be categorized and processed by the Corporate Secretary and then forwarded to the Company's Presiding Director.

Committees of the Board of Directors

        The Committees established by the Board include the following:

Audit Committee

        The Board appoints the members of the Audit Committee after considering the recommendations of the Nominating and Governance Committee. A director may be appointed to or continue to serve on the Audit Committee only if the Board determines, in its business judgment, that the director is "independent" and "financially literate" as provided in applicable New York Stock Exchange listing standards and Section 10A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules promulgated thereunder. In addition, under New York Stock Exchange listing standards, at least one member of the Audit Committee must have accounting or related financial management expertise. The current members of the Audit Committee are Ms. Tallett, Chair, Ms. Carter-Miller, Ms. Helton and Mr. Mathrani. The Board has determined, in its business judgment, that all members of the Audit Committee are "independent" and "financially literate." The Board has also determined, in its business judgment, that Sandra L. Helton and Arjun K. Mathrani are Audit Committee "financial experts" as defined by the Sarbanes-Oxley Act and rules promulgated thereunder, and that both, therefore, meet the requirement under the New York Stock Exchange listing standard that at least one member have accounting or related financial management expertise.

        Ms. Tallett currently serves on audit committees for more than three publicly traded companies. The Board has determined that such service does not impair her ability to serve effectively on the Audit Committee.

        The Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the firm of independent certified public accountants it retains to audit the Company's books and records, and reviews and reports to the Board on the audit and non-audit activities of the independent auditors. The Committee approves all audit engagement fees and must give pre-approval for any non-audit engagement and compensation of the independent auditors consistent with the Company's Policy on Auditor Independence.

        The Committee meets at least quarterly with financial management, the internal auditor, and the independent auditor of the Company to provide oversight of the financial reporting process and system of internal controls. The Committee reviews audit plans and results and also reviews and reports to the Board on accounting policies and legal and regulatory compliance. The Committee regularly meets alone with each of the internal auditor, primary independent auditor, the Company's chief compliance officer, the Company's Chief Financial Officer and the Company's General Counsel. The Committee reviews its charter and evaluates its performance annually. The Committee held ten meetings in 2004, two of which were two-day meetings and one of which was a three-day meeting.

Nominating and Governance Committee

        Effective January 1, 2004, the Board of Directors expanded the role of the Nominating Committee and redesignated it the Nominating and Governance Committee. The Board appoints the members of the Nominating and Governance Committee. A director may be appointed to or continue to serve on the Nominating and Governance Committee only if the Board determines, in its business judgment, that the director is independent as provided in applicable New York Stock Exchange listing standards. The Board has determined that all members of the Nominating and Governance Committee are independent. The Nominating and Governance Committee develops and recommends to the Board criteria for selecting director candidates and Board committee members, and consistent with criteria approved by the Board, recommends a slate of candidates for election by shareholders at each annual meeting and proposes candidates to fill vacancies on the Board. The Committee also reviews and reports to the Board with respect to the independence of directors, the performance of individual directors, recommendations for Board committee assignments and directors to act as Presiding Director and Alternate Presiding Director, and the content of the Company's Statement of Business Practices, the Company's code of business conduct and ethics. The Nominating and Governance Committee also reviews and makes recommendations to the Board regarding compensation of non-employee directors and reimbursement of their expenses and administers the Directors Stock Plan, the Non-Employee Directors Deferred Compensation Plan, and any other compensation plan covering non-employee directors. The Committee has the sole authority to retain and terminate search firms used to identify director candidates, including approval of search firm fees and other retention terms. Although the Committee has frequently employed an executive search firm to identify qualified candidates for director positions, all of the director candidates for 2005 are currently members of the Board. The Committee reviews and reassesses at least annually the adequacy of the Company's Corporate Governance Guidelines and recommends proposed changes to the Board for approval, evaluates annually and reports to the Board on the Board's overall performance and effectiveness and makes recommendations to the Board and Board committees on governance matters. The Committee also oversees the process for the annual self-evaluations of the Audit, Human Resources and Nominating and Governance Committees of the Board. The Committee reviews its charter and evaluates its performance annually. The charter of the Nominating and Governance Committee is posted on the Company's website at www.principal.com. The current members of the Nominating and Governance Committee are Ms. Bernard, Chair, Mr. Keyser, and Mr. Peña. The Committee held four meetings in 2004.

  Consideration of and Procedures Regarding Director Candidates Recommended by Shareholders

        The Committee will consider shareholder recommendations for directors sent to the Nominating and Governance Committee, c/o Joyce N. Hoffman, Senior Vice President and Corporate Secretary, Principal Financial Group, 711 High Street, Des Moines, Iowa 50392-0300.

        Pursuant to the Company's Corporate Governance Guidelines adopted by the Board, the Nominating and Governance Committee is directed to develop the appropriate characteristics, skills and experience for each director position and for the Board as a whole. The Nominating and Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the current make-up of the Board and the needs of the Company at any given point in time. The Committee assesses issues of personal and professional ethics, integrity and values along with expertise that is useful to the Company and complementary to the background and experience of other Board members. It is important that many directors be chief executive officers or retired chief executive officers and have financial management or accounting experience. Diversity of the Board as a whole is a valued objective. The Committee seeks out competencies such as strategic-orientation, results-orientation and comprehensive decision-making. Directors must be willing to devote the required amount of time to prepare for, attend and actively participate in Board and Board Committee meetings and to represent the interests of all shareholders. The Chairman of the Board, the Chair of the Nominating and Governance Committee and at least one other Board member personally interview prospective candidates before the Nominating and Governance Committee recommends them to the Board for action. The Board has a mandatory retirement policy providing that a director's term shall not extend beyond the annual meeting following the director's 70th birthday.

        To date, the Nominating and Governance Committee has not adopted a specific formal policy with respect to the consideration of director candidates recommended by shareholders and to date no director candidates have been recommended by shareholders. If a director candidate were to be recommended by a shareholder, the Nominating and Governance Committee expects that it would evaluate such candidate in the same manner it evaluates director candidates identified by the Committee.

Human Resources Committee

        The members of the Human Resources Committee (the Board's compensation committee) are appointed by the Board after considering the recommendations of the Nominating and Governance Committee. A director may be appointed to or continue to serve on the Human Resources Committee only if the Board determines, in its business judgment, that the director is independent as provided in applicable New York Stock Exchange listing standards, Rule 16b-3 promulgated under the Exchange Act, and Section 162(m) of the Internal Revenue Code. The Human Resources Committee has responsibility for conducting the annual and ongoing performance evaluation of the Chief Executive Officer and for determining the Chief Executive Officer's compensation based on that performance evaluation. The Human Resources Committee also determines and reports to the Board on the compensation for all senior officers in addition to the Chief Executive Officer, which includes their base salaries, incentive compensation, benefits and perquisites, employment and severance arrangements, and change in control provisions and agreements. The Committee also acts on management's recommendations for salary and supplemental employee compensation policies for all other employees, and administers the Company's Annual Incentive Plan, Incentive Pay Plan ("PrinPay Plan"), Long-Term Performance Plan, Stock Incentive Plan, and will administer any other compensation plan that provides compensation to executive officers and other senior officers. It oversees, generally, and acts on management's recommendations that require director action with respect to all employee pension and welfare benefit plans, and oversees executive management succession planning. The Committee also reviews significant compensation, benefits and general human resources topics that may apply on a broader scale across the Company. The Committee has the sole authority to retain and terminate executive compensation consulting firms to advise the Committee, including approval of consulting fees and other retention terms. The Committee has retained an independent compensation consulting firm to advise it in executive compensation matters. The Committee reviews its charter and evaluates its performance annually. The current members of the Human Resources Committee are Mr. Kerr, Chair, Mr. Gelatt, Mr. Costley and Mr. Johnson. The Committee held seven meetings in 2004, one of which was a two-day meeting.

        Compensation Committee Interlocks and Insider Participation.    Securities and Exchange Commission ("SEC") rules require the Company to disclose its and its affiliates' purchases of certain debt securities issued by affiliates of the Company's directors. Principal Life holds a large investment portfolio and trades in debt securities on a daily basis. Principal Life's investment portfolio was valued at over $57 billion as of December 31, 2004, approximately 72% of which consisted of debt securities.

        One of the members of the Human Resources Committee, Mr. Kerr, is the Chairman and Chief Executive Officer of Meredith Corporation ("Meredith"). In March 1999, Principal Life, for itself, and an affiliate of Principal Life, for accounts the affiliate manages, purchased in the ordinary course of business approximately $25 million of an aggregate of $200 million of notes issued by Meredith, in transactions in which an insurance company unaffiliated with the Company was the lead lender. Principal Life and its affiliate purchased the notes on the same terms and conditions as all other investors. These notes pay interest between 6.51% and 6.65%, and mature on March 1, 2005, and March 1, 2006.

        In April 2001, Principal Life, for itself, and an affiliate of Principal Life for accounts it manages, purchased in the ordinary course of business an additional $25 million of an aggregate $100 million of notes issued by Meredith in a transaction in which an insurance company unaffiliated with the Company was the lead lender. These notes were issued in two series: Series A, in which Principal Life purchased $20 million of an aggregate $50 million of notes paying interest at 6.39% and maturing April 9, 2007; and Series B, in which Principal Life and its affiliate purchased $5 million of an aggregate $50 million of notes paying interest at 6.62% and maturing April 9, 2008. Principal Life and its affiliate purchased the notes on the same terms and conditions as all other investors.

        No officer of the Company and no immediate family member of an officer of the Company is a member of the board of directors of Meredith.

Executive Committee

        The members of the Executive Committee are appointed by the Board after considering the recommendations of the Nominating and Governance Committee. Although a regular meeting of the Executive Committee is scheduled for once each quarter, these meetings are often not held as being unnecessary. In practice, the Executive Committee usually acts only on matters specifically delegated to it by the Board and on matters of a more routine nature, and matters to be acted upon must be approved by the independent members of the Committee. In today's world, the Board of Directors can be brought together quickly to receive information and act by telephone conference call or otherwise when that is necessary. For purposes of flexibility in more unusual circumstances, the Executive Committee does have, during times between Board meetings, all the authority of the Board in the management of the Company's business, except that it has no authority for any matters as to which the Board has specifically directed otherwise and for certain matters set forth under law and in the By-Laws, including the authority to declare shareholder dividends or other distributions, fill vacancies on the Board or any Committee thereof, and adopt, amend or repeal the By-Laws. The current members of the Executive Committee are Mr. Griswell, Chair, Mr. Drury, Mr. Gelatt, Mr. Kerr, and Ms. Tallett. The Committee held one meeting in 2004.

COMPENSATION OF DIRECTORS

Directors' Retainers, Attendance Fees and Insurance

        The directors' remuneration was increased by action of the Board during 2004 to reflect increased responsibilities and time commitments on the part of Board members and committee chairs, as well as to maintain the overall competitiveness of the directors' compensation and to align the interests of directors with those of shareholders.

        Prior to November 29, 2004, directors who were not officers or employees of the Company or its subsidiaries received an annual retainer of $35,000. Non-employee directors received an additional $10,000 annual retainer for serving as Chair of the Audit Committee, an additional annual retainer of $7,500 for serving as chair of the Human Resources Committee and an additional annual retainer of $5,000 for serving as chair of any other Board committee. Non-employee directors were paid an attendance fee of $2,500 for each day of a Board meeting they attended, $1,300 for each day of a Board committee meeting they attended on the day of or day before a Board meeting, and $1,500 for a Board committee meeting not held on the day of or day before a Board meeting. The fee for participation in a Board or Board committee meeting held by telephone conference call was $1,000.

        As of November 29, 2004, directors who are not officers or employees of the Company or its subsidiaries will receive an annual retainer of $45,000. Non-employee directors receive an additional $15,000 annual retainer for serving as Chair of the Audit Committee, an additional annual retainer of $10,000 for serving as chair of the Human Resources or Nominating and Governance Committees, and an additional annual retainer of $5,000 for serving as chair of any other Board committee or as Presiding Director. Board meeting and committee meeting attendance fees did not change.

        Non-employee directors may defer the receipt of the payment of all or a portion of their retainer and attendance fees under the Company's Deferred Compensation Plan for Non-Employee Directors.

        Non-employee Directors are covered under the Company's Business Travel Accident Insurance Policy, and are eligible for a benefit of up to $100,000 if they are injured and $100,000 if they die while traveling on Company business.

Directors Stock Plan

        The purpose of the Directors Stock Plan is to enable the Company to attract, retain and motivate the best qualified non-employee directors and to foster a long-term alignment of interests between such directors and shareholders. As explained below, the Nominating and Governance Committee may from time to time grant options, restricted stock, restricted stock units or other stock-based awards to non-employee directors. No member of the Nominating and Governance Committee may participate in any decisions with respect to his or her benefits under the plan unless the decision applies generally to all non-employee directors. The Directors Stock Plan provides for certain awards, described below, at each annual meeting. Any director first elected subsequent to an annual meeting will receive the value of restricted stock units, as described below, prorated based on the amount of time between the director's election and the next annual meeting.

        The 2005 Directors Stock Plan was adopted by action of the Board during 2005, contingent on shareholder approval, to better align with market practice and to provide for annual awards of restricted stock units only. A summary of the plan is set forth below. Prior to May 17, 2005, directors received options to purchase shares of Common Stock, equal to $24,000 in Black-Scholes value at grant, at each annual meeting of shareholders. Except as otherwise determined by the Nominating and Governance Committee, these options would become exercisable in four approximately equal installments on the third, sixth, ninth, and twelfth-month anniversaries of the grant date, unless a director decided not to run for re-election at the end of his or her full term, in which case the options granted become exercisable in four approximately equal installments on the third, sixth, and ninth-month anniversaries of the grant date, and on the date that the director's full term of office expired. In addition, each non-employee director received $75,000 in restricted stock units upon election/re-election to office. Unless otherwise determined by the Nominating and Governance Committee, the forfeiture restrictions with respect to the restricted stock units will lapse in substantially equal installments from the date of grant to the date of the end of the term of such director's class, so that portions of each award vest four times per year.

        Beginning on May 17, 2005, if the 2005 Directors Stock Plan is approved by the shareholders, at the close of each annual meeting, each non-employee director will receive $75,000 worth of restricted stock units (unless a greater or lesser amount is determined to be appropriate by the Nominating and Governance Committee). These restricted stock units will vest upon the director's continued service to the next annual meeting. The receipt of the restricted stock units will be deferred until the director's retirement or termination from the Board. Due to this deferral period, the director stock ownership guidelines will be eliminated. Subject to the terms and conditions of the plan, the Nominating and Governance Committee may also grant options, restricted stock, restricted stock units or other stock-based awards to any non-employee director at any time. In the event that the shareholders do not approve the 2005 Directors Stock Plan at the 2005 Annual Meeting, the Nominating and Governance Committee will continue to grant awards under the Directors Stock Plan.

Directors Matching Gift Program

        Under the Directors Charitable Matching Gift Program, Principal Life matches the charitable gifts of non-employee directors to eligible section 501(c)(3) organizations up to an annual aggregate limit for each such director of $6,000 per calendar year during a director's term and for each of the three years following the director's retirement from the Board. The directors who make personal charitable gifts that Principal Life matches derive no financial benefit since all charitable contribution tax deductions for the Principal Life matching gifts accrue solely to Principal Life.

Certain Relationships and Related Transactions

        The Company sold its mortgage banking subsidiary, Principal Residential Mortgage, Inc. ("PRMI"), to CitiMortgage, Inc. effective July 1, 2004. Prior to that date, PRMI was a wholly-owned subsidiary of and affiliate of the Company. During 2003, PRMI extended mortgage loans in the ordinary course of its business to John E. Aschenbrenner and Larry D. Zimpleman, both executive officers of the Company, on terms available to the public generally and in compliance with the Company's conflict of interest policy. The original amount of Mr. Aschenbrenner's mortgage was $177,000 with an interest rate of 4.75%; the outstanding balance following the June 2004 payment was $158,367.76. The original amount of Mr. Zimpleman's mortgage was $284,600 with an interest rate of 4.5%; the outstanding balance following the June 2004 payment was $261,436.45.

        During 2002, PRMI extended a mortgage loan in the ordinary course of its business to James P. McCaughan, an executive officer of the Company, on terms available to the public generally and in compliance with the

Company's conflict of interest policy. The original amount of Mr. McCaughan's mortgage was $120,000, with an interest rate of 5.625%. Following the June 2004 payment, the outstanding balance of the loan was $117,037.74.

PROPOSAL TWO — ADOPTION OF THE PRINCIPAL FINANCIAL GROUP, INC.
2005 DIRECTORS STOCK PLAN

Introduction

        The Board believes that encouraging stock ownership by non-employee directors through the use of stock-based incentive compensation both aligns such directors' economic interests with those of shareholders, and assists the Board in attracting and retaining qualified directors.

        The number of shares authorized for issuance under the Directors Stock Plan was intended to provide the basis for making grants for a period of several years following the Demutualization, with the expectation and understanding that the Company would seek the approval of shareholders to make additional awards for a longer period of time. Based on the success the Company has achieved in using stock-based awards, the Board believes that it continues to be appropriate to have the ability to grant stock options, restricted stock and restricted stock units to non-employee directors, as is authorized under the Directors Stock Plan (although the Board believes there should be some modification to the manner in which such awards are made). Accordingly, the Nominating and Governance Committee has recommended and the Board has adopted, subject to shareholder approval, the Principal Financial Group, Inc. 2005 Directors Stock Plan (the "2005 Director Plan").

        Upon approval of the 2005 Director Plan by shareholders, no new grants will be made under the Directors Stock Plan. However, in the event that shareholders do not approve the 2005 Director Plan at the 2005 Annual Meeting, the Nominating and Governance Committee will continue to grant awards under the Directors Stock Plan.

        The Board of Directors recommends that shareholders vote "for" approval and adoption of the 2005 Director Plan.

Summary of the 2005 Director Plan

        The following summary of the 2005 Director Plan is qualified in its entirety by reference to the complete text of the 2005 Director Plan, which is attached to this proxy statement as Appendix A.

  Shares Available for Issuance

        Subject to adjustment upon the occurrence of certain events described below, a maximum of 500,000 shares may be issued under the 2005 Director Plan in respect of annual and discretionary stock-based awards. Authorized but unissued shares or treasury shares may be used to satisfy awards under the 2005 Director Plan.

        Shares subject to awards under the 2005 Director Plan or the Directors Stock Plan that have lapsed, are forfeited or cancelled or are settled without the issuance of stock, in each case after the effective date of the 2005 Director Plan, will be available for awards under the 2005 Director Plan. This includes shares that are withheld from an award to satisfy the participant's tax obligations. Additionally, shares owned by participants that are delivered to the Company to pay all or a portion of the exercise price of any award will also be available for awards under the 2005 Director Plan.

        If the Nominating and Governance Committee determines that any stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate event affects the shares, then the Nominating and Governance Committee has discretion to make equitable adjustments in the number and kind of shares which may thereafter be awarded or optioned under the 2005 Director Plan, the number and kind of shares subject to outstanding options and awards and the respective grant or exercise prices.

  Annual Grants and Discretionary Grants

        The 2005 Director Plan provides for a specific level of annual grants to be made to each non-employee director in the form of restricted stock units. The 2005 Director Plan also authorizes the Nominating and Governance Committee to make additional grants in its discretion which may be in the form of restricted stock, restricted stock units, stock options and other stock-based awards. Each of the 12 non-employee directors expected to continue serving on the Board after the Annual Meeting will be eligible to receive awards under the 2005 Director Plan.

        Annual Grants.    Effective immediately following each annual meeting of shareholders occurring when the 2005 Director Plan is in effect (including the 2005 Annual Meeting), each non-employee director then in office will receive an annual grant comprised of restricted stock units having a value of approximately $75,000 (or such greater or lesser amount as the Nominating and Governance Committee shall determine from time to time). Under the 2005 Director Plan, there will be no annual stock option grants to any non-employee directors. Under the terms of the Directors Stock Plan as initially adopted, each non-employee director was entitled to receive an annual grant of stock options and, in addition, a grant of restricted stock units at the time each such non-employee director was re-elected to the Board, rather than on an annual basis.

        If a person becomes a non-employee director after the effective date of the Plan and other than on the date of an annual meeting of shareholders, such non-employee director shall receive a pro-rata award, based on the dollar value used to determine the grant of restricted stock units under the 2005 Director Plan immediately following the last shareholder meeting. For purposes of the 2005 Director Plan, the Nominating and Governance Committee will determine the aggregate value of each award using valuation methodologies that are commonly used in U.S. compensation practices to value awards of a similar type and nature and the value of a share of Common Stock will be determined generally based on the average of the last trade of such stock on the New York Stock Exchange for the 20 days preceding the date of grant.

        Annual awards of restricted stock units made under the 2005 Director Plan will become vested, subject to the non-employee director's continued service on the Board, on the scheduled date of the next annual meeting of shareholders following such annual grant of restricted stock units. A director's vested restricted stock units from annual awards shall be distributed in shares as soon as possible after the director's termination of Board service.

        Discretionary Grants.    The 2005 Director Plan also authorizes the Nominating and Governance Committee to make grants of restricted stock, restricted stock units, stock options and/or stock-based awards to non-employee directors, which would be in addition to the annual grants described in the preceding paragraphs. These discretionary grants may be made in the form of any type of award authorized for grant under the 2005 Director Plan and may relate to such number of shares of Common Stock as the Nominating and Governance Committee shall determine.

  Administration

        The 2005 Director Plan will be administered by the Nominating and Governance Committee. The Nominating and Governance Committee shall have the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 2005 Director Plan as it shall deem advisable, and to interpret the terms and provisions of the 2005 Director Plan. However, no member of the Nominating and Governance Committee may participate in any decision that applies to his or her benefits or entitlements under the 2005 Director Plan, unless such decision applies generally to all non-employee directors.

        Subject to the express terms of the 2005 Director Plan (including the limitations applicable with respect to the terms of annual grants), the Nominating and Governance Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto. Except for stock awards, awards may not be assigned or transferred, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, to the participant's immediate family and to other permitted transferees under rules established by the Nominating and Governance Committee.

  Restricted Stock or Units

        Under the 2005 Director Plan, the Nominating and Governance Committee may grant restricted stock and restricted stock units. Unless otherwise determined by the Nominating and Governance Committee, each annual grant (described above) made to non-employee directors will consist of restricted stock units. The Nominating and Governance Committee may determine the number of shares of restricted stock or the number of restricted stock units that would be made as part of any discretionary award. The Nominating and Governance Committee has the power to determine the other terms and conditions of restricted stock and restricted stock unit awards, including, without limitation, determining the form (that is, shares of Common Stock, cash or a combination of cash and stock) and the timing of payment in respect of restricted stock units. Unless otherwise determined by the Nominating and Governance Committee at the time of grant, the annual grant of restricted stock units shall vest on the scheduled date of the first annual meeting of shareholders scheduled to occur after the date such restricted stock units are granted.

        If the Nominating and Governance Committee does not permit an earlier distribution date, subject to any deferral election made in accordance with such conditions as the Nominating and Governance Committee shall determine, payment shall be made in respect of all restricted stock units granted to a non-employee director in connection with annual grants as soon as practicable after the cessation of the director's service on the Board. Discretionary grants of restricted stock units will be distributed in accordance with the terms determined by the Nominating and Governance Committee at the time of grant. Unless determined otherwise by the Nominating and Governance Committee, a non-employee director shall forfeit any restricted stock or restricted stock units that are not vested as of the time of any such termination of service.

        Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. Subject to the forfeiture and transfer restrictions applicable to the award, a participant will have all of the rights of a shareholder in respect of any award of restricted stock, including the right to vote such shares. Generally, a non-employee director will not currently receive dividends and other distributions paid with respect to restricted stock. Instead, all dividends and distributions will be invested in additional shares of Common Stock that will become vested and nonforfeitable upon the same terms and conditions applicable to the shares of restricted stock in respect of which they were paid. In the event that dividends and distributions are paid on shares of Common Stock, dividend equivalents will be credited in respect of shares underlying restricted stock units awarded to non-employee directors and such amounts will become vested, payable and forfeitable on the same terms as the restricted stock units in respect of which they were paid.

  Stock Options

        The Nominating and Governance Committee may grant non-employee directors discretionary awards of stock options. The options granted under the 2005 Director Plan may only be non-statutory options (as opposed to the 2005 Employee Plan, where the options may also be incentive stock options). The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, and the Nominating and Governance Committee is not permitted to subsequently reduce the exercise price or otherwise reprice granted options without shareholder approval, except for adjustments in connection with a changes in capitalization described above in the section "Shares Available for Issuance."

        The Nominating and Governance Committee has discretion to set the other terms and conditions of any options, but under no circumstances may an option have a term exceeding ten years from the date of grant. An option holder may satisfy the exercise price in cash or, at the discretion of the Nominating and Governance Committee, by exchanging shares owned by the optionee, by a combination of cash and shares, or in accordance with any other procedure or arrangement approved by the Nominating and Governance Committee. However, no method of exercise is permitted that would require the Company to loan a participant funds or otherwise extend credit to the participant. The Nominating and Governance Committee may permit non-employee directors to defer amounts payable upon exercise of options upon the terms and conditions it may establish from time to time.

        In the event that a non-employee director's service terminates, any option that has not become exercisable prior to such termination will be canceled. Any option that is exercisable at the time of such termination will remain exercisable until the earlier of five years from the date that such director's service terminated and the tenth anniversary of the grant date of the option.

  Other Stock-Based Awards

        The Nominating and Governance Committee may also grant to non-employee directors other stock-based awards including, but not limited to, grants of stock and offers to purchase common stock. Such awards shall be granted on such terms and conditions as the Nominating and Governance Committee shall determine.

  Term of the 2005 Director Plan and Amendments

        No award may be granted under the 2005 Director Plan after the tenth anniversary of the date that the plan is approved by shareholders. The 2005 Director Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards. Likewise, none of the following amendments may be made without shareholder approval: (i) an increase in the number of shares available for issuance under the plan; (ii) a decrease in the minimum exercise price at which an option is granted or any other repricing of outstanding options, except as otherwise provided; (iii) an extension of the maximum term for options granted under the plan or (iv) any other amendment for which shareholder approval is otherwise necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the New York Stock Exchange, that the Nominating and Governance Committee determines to be applicable.

Description of Federal Income Tax Consequences under the 2005 Director Plan

        The federal income tax consequences of grants of restricted stock, restricted units or stock options made under the 2005 Director Plan are substantially similar to those for each of the corresponding grant types described under "Proposal Four, Adoption of The Principal Financial Group 2005 Stock Incentive Plan — Description of Federal Income Tax Consequences under the 2005 Employee Plan," except that non-employee directors may not receive options that qualify as incentive stock options.

New Plan Benefits Table

        The following table sets forth the awards that will be made in 2005 pursuant to the annual grant provisions of the 2005 Director Plan, if shareholders approve the adoption of the 2005 Director Plan. While the ultimate awards will be denominated in terms of restricted stock units that represent a contractual right to receive an equivalent number of shares, the table below shows the authorized dollar equivalent values for each such award. That is because the program is designed to convey a grant date award value that is measured by a specified dollar equivalent. The actual number of shares and restricted stock units with respect to these awards will be determined by dividing the dollar equivalent value by the 20-day average of the fair market value of a share of Common Stock on the date of grant, which would be the date of the Annual Meeting if the shareholders approve the 2005 Director Plan.

Name	Dollar Equivalent of 2005 Restricted Stock Unit Awards
Betsy J. Bernard	$75,000
Jocelyn Carter-Miller	$75,000
Gary E. Costley	$75,000
David J. Drury	$75,000
C. Daniel Gelatt	$75,000
Sandra L. Helton	$75,000
Charles S. Johnson	$75,000
William T. Kerr	$75,000
Richard L. Keyser	$75,000
Arjun K. Mathrani	$75,000
Federico F. Pena	$75,000
Elizabeth Tallett	$75,000

        No awards will be made to Company executive officers, or to the Company non-executive employee group under the 2005 Director Plan. Any awards to be made to such individuals will be made under the 2005 Employee Plan, which is described below under the heading, "Proposal Four — Adoption of the Principal Financial Group, Inc. 2005 Stock Incentive Plan."

AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

        The Audit Committee operates pursuant to a charter approved by the Board which was last amended by the Board on March 1, 2005. A copy of the charter is attached to this proxy statement as Appendix B. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal auditor and management of the Company.

Report of the Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards ("SAS") 61 (Communication with Audit Committees). SAS 61, as amended, requires the independent auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) the independent auditors' responsibility under generally accepted auditing standards, (ii) significant accounting policies, including a discussion of their quality, not just their acceptability, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        The Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the reappointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

        As specified in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditors and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditors with respect to such financial statements.

Elizabeth E. Tallett, Chair Jocelyn Carter-Miller Sandra L. Helton Arjun K. Mathrani

PROPOSAL THREE — RATIFICATION OF
APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to shareholder ratification, the Audit Committee has reappointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005. The Company or Principal Life has employed this firm and its predecessors in that capacity for many years. Ratification of the appointment of auditors requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the matter of the appointment of independent auditors will be considered by the Audit Committee.

        The Board of Directors recommends that shareholders vote "for" such ratification.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2004 consolidated financial statements.

Audit Fees

        The Company estimates that the aggregate fees billed by its independent auditor in 2004 and 2003 for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Reports on Form 10-K for the years ended December 31, 2004 and 2003, (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2004 and 2003, (iii) accounting consultations on matters addressed during the audit, and (iv) services that the independent auditor normally provides to the Company or its subsidiaries in connection with statutory, registration and regulatory filings, were approximately $5,724,000 and $3,681,000, respectively.

Audit-Related Fees

        The Company estimates that the aggregate fees billed by its independent auditor in 2004 and 2003 for professional services rendered in connection with audit-related services such as financial statement audits of employee benefit plans, accounting consultations or audits in connection with acquisitions or divestitures of businesses, consultations concerning financial accounting standards on matters not addressed during the audit, advisory assistance related to Section 404 of the Sarbanes-Oxley Act, and other attest services not required by statute or regulation, were approximately $903,000 and $1,207,000, respectively.

Tax Fees

        The Company estimates that the fees billed by its independent auditor in 2004 and 2003 for professional services rendered in connection with tax services consisting of tax planning and compliance totaled approximately $307,000 (approximately $65,900 of which was for tax preparation and $241,500 of which was for tax consulting and planning) and $125,000 (approximately $75,000 of which was for tax preparation and $50,000 of which was for tax consulting and planning), respectively.

All Other Fees

        The Company estimates that the fees billed by its independent auditor in 2003 for all other services not described in the three categories listed immediately above totaled approximately $23,000; no such fees were billed in 2004. These fees include miscellaneous services such as legal deposition services.

        The Audit Committee has adopted a policy on auditor independence that calls for the Committee to preapprove any service the Company's primary independent auditor proposes to provide to the Company, its majority-owned subsidiaries, employee benefit plans and affiliates. The policy also calls for the Committee to preapprove any audit service any independent auditor proposes to provide to these entities. The purpose of the policy is to assure that the provision of such services does not impair any auditor's independence. Pursuant to the policy, each quarter Company management presents to the Committee for preapproval a detailed description of each service for which preapproval is sought and a range of fees for each service. The policy accords the Audit Committee Chair authority to preapprove changes to any range of fees applicable to services previously approved by the Audit Committee. The Audit Committee Chair may also preapprove services and a range of fees for those services that arise between regularly scheduled meetings of the Audit Committee. In considering whether to preapprove the provision of non-audit services by the primary independent auditor, the Audit Committee will consider whether the services are compatible with the maintenance of the primary independent auditor's independence. The Audit Committee does not delegate its responsibilities to preapprove services performed by an independent auditor to management.

        The Audit Committee did not approve the services described above under the captions "Audit-Related Fees," "Tax Fees" and "All Other Fees" by utilizing the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

PROPOSAL FOUR — ADOPTION OF THE PRINCIPAL
FINANCIAL GROUP, INC. 2005 STOCK INCENTIVE PLAN

Introduction

        The Board believes that the compensation payable to officers and other key employees should create incentives for them to achieve superior performance and enhance shareholder value. Prior to the time of the Demutualization in 2001, the Board used certain cash-based long-term incentive awards to encourage such performance. The Board continued such cash-based awards, replacing the cash-based units with stock-based units and decreasing the portion of the long-term incentive opportunity attributable to the cash-based awards until they were discontinued in 2004. The Board has also granted stock options and restricted stock units to senior officers and other key employees under the Principal Financial Group Stock Incentive Plan (the "Stock Incentive Plan") since 2002 to encourage stock ownership and to align their economic interests with those of shareholders. The Board believes that incentive awards of these kinds help the Company to attract, retain and motivate officers and other key employees.

        The number of shares authorized for issuance under the Stock Incentive Plan was intended to provide the basis for making grants for a period of several years following the Demutualization, with the expectation and understanding that the Board would seek the approval of shareholders to make additional awards for a longer period of time. Based on the success achieved in using stock-based awards, the Board believes that it continues to be appropriate to have the ability to grant stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock units, as is authorized under the Stock Incentive Plan. In addition, the Board believes that it would be beneficial to have the authority under a single plan to grant stock-based and cash-denominated awards that will become vested, if at all, upon the achievement of designated performance criteria.

        Accordingly, the Human Resources Committee has recommended and the Board has adopted, subject to the approval of shareholders, the Principal Financial Group, Inc. 2005 Stock Incentive Plan (the "2005 Employee Plan") which provides for the award of performance shares, performance units, and other stock-based awards, in addition to stock options, SARs, restricted stock and restricted stock units. As is the case with the Stock Incentive Plan, the 2005 Employee Plan provides for the grant of awards to officers and other key employees and agents, who are selected for participation based on their ability to affect the Company's overall performance. Approximately 700 officers, employees and agents received awards under the Stock Incentive Plan in February 2005, and it is expected that approximately the same number of officers, employees and agents will also receive awards under the 2005 Employee Plan, if approved by shareholders.

        Upon approval of the 2005 Employee Plan by shareholders, no new grants will be made under the Stock Incentive Plan. However, in the event that the 2005 Employee Plan is not approved by shareholders at the 2005 Annual Meeting, the Human Resources Committee will continue to make grants under the Stock Incentive Plan from the shares previously authorized for issuance thereunder.

        The Board of Directors recommends that shareholders vote "for" approval and adoption of the 2005 Employee Plan.

Summary of the 2005 Employee Plan

        The following summary of the 2005 Employee Plan is qualified in its entirety by reference to the complete text of the 2005 Employee Plan, which is attached to this proxy statement as Appendix C.

  Shares Available for Issuance

        Subject to adjustment upon the occurrence of certain events described below, a maximum of 24,000,000 shares may be issued under the 2005 Employee Plan. Authorized but unissued shares or treasury shares may be used to satisfy awards under the 2005 Employee Plan.

        Shares subject to awards granted under the 2005 Employee Plan or the Stock Incentive Plan that lapse, are forfeited or cancelled or are settled without the issuance of stock, in each case after the effective date of the 2005 Employee Plan, will be available for awards under the 2005 Employee Plan. This includes shares that are withheld from an award to satisfy the employee's tax obligations. Additionally, shares owned by participants that are delivered to pay all or a portion of the exercise price of any award or to satisfy the employee's tax obligations in respect of awards under either of these plans and shares that are purchased by the Company using cash proceeds received in connection with the exercise of an option will increase the number of shares available for awards under the 2005 Employee Plan.

        In the event of any stock dividend, stock split, recapitalization, extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares or other similar corporate event that affects the shares, the Human Resources Committee has discretion to make equitable adjustments to the number and kind of shares which thereafter may be awarded or optioned under the 2005 Employee Plan, the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices.

        If, pursuant to the agreements governing the acquisition of a business by the Company or one of its subsidiaries, the Company grants substitution options or other equity-based awards to employees or service providers of the acquired business, the shares subject to such substitute awards shall neither count against the number of shares available for issuance under the 2005 Employee Plan nor be added to the number of awards issuable pursuant to the 2005 Employee Plan. In addition, the generally applicable provisions of the Plan — such as the limitations that an option must have an exercise price at least equal to the stock's fair market value on the date of grant and must require a minimum period of service before the option could become exercisable that would limit the Company's ability to grant such substitute awards (which may have already become in the money or have become exercisable) will not apply with respect to such substitute grants.

  Administration

        The 2005 Employee Plan will be administered by the Human Resources Committee. The Human Resources Committee will have the sole and complete authority to establish, amend, and rescind rules and regulations relating to the 2005 Employee Plan, provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any award or any document evidencing the grant of an award and to make all other determinations necessary and advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Subject to the express terms of the 2005 Employee Plan, the Human Resources Committee has discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of the participant.

        The Human Resources Committee may delegate to one or more officers of the Company the power to grant awards to participants whose title is junior to Senior Vice President. However, only the Human Resources Committee or the Board may grant awards to executive officers or exercise other discretion under the 2005 Employee Plan with respect to awards granted to executive officers. The Human Resources Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the 2005 Employee Plan and may grant authority to such persons to execute agreements or other documents on its behalf.

        The Human Resources Committee may condition the grant of any award upon the recipient agreeing to conditions or covenants in favor of the Company and/or one or more of its subsidiaries that might have effect following the termination of the recipient's employment and after the shares of Common Stock subject to the award have been transferred to the participant. These conditions and covenants may include restrictions on the ability to transfer the underlying shares of Common Stock or covenants not to compete, not to solicit employees and customers and not to disclose confidential information. The Human Resources Committee may also require that, after an option or other award has been exercised, the recipient disgorge any profit, gain or other benefit received from the award if the participant breaches any of these commitments.

        The Human Resources Committee may make grants to any eligible employees or any of the employees of the Company's subsidiaries, and to any natural person who provides services to the Company or a subsidiary, including as an agent. However, during any three year period, no individual may be granted options or stock appreciation rights (with tandem options and stock appreciation rights being counted only once with respect to this limit) in respect of more than 3,000,000 shares. During any 12-month period, no individual may be granted restricted stock, restricted stock units, performance shares and/or other stock-based awards denominated in shares in respect of more than 250,000 shares. These limits are subject to adjustments in connection with a change in capitalization, as described in "Shares Available for Issuance." The maximum dollar value payable to any individual in any 12-month period with respect to performance units and/or other stock-based awards that are valued with reference to cash property other than shares is $10 million. Awards may not be assigned or transferred, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, to the participant's immediate family and to other permitted transferees under rules established by the Human Resources Committee.

  Stock Options and SARs

        The Human Resources Committee may grant nonqualified stock options to officers, employees and agents and may grant stock options qualifying as incentive stock options under the Internal Revenue Code to officers and employees, including agents who are statutory employees. The maximum number of shares issuable pursuant to incentive stock options that may be awarded under the 2005 Employee Plan is 10,000,000, and no incentive stock options may be granted after the tenth anniversary of the effective date of the 2005 Employee Plan. Except for certain limited situations, options will have a minimum vesting period of one year. The exercise price per share of

Common Stock subject to either a nonqualified stock option or an incentive stock option will be not less than 100% of the fair market value, as defined in the 2005 Employee Plan, of such share on the date of grant. Further, the Human Resources Committee is not permitted to subsequently reduce the exercise price or otherwise reprice outstanding options without shareholder approval, except for adjustments in connection with a change in capitalization, as described in "Shares Available for Issuance." The Human Resources Committee has discretion as to the terms and conditions upon which options will be exercisable, including the exercise schedule, but under no circumstances may an option have a term exceeding ten years from the date of grant.

        An option holder may satisfy the exercise price in cash or by exchanging shares owned by the optionee, or by a combination thereof, or by any other procedure permitted by the Human Resources Committee. Additionally, in recognition of the anticipated change in the financial accounting rules applicable to stock options, to the extent permitted by the Human Resources Committee at or after the time of grant, an option holder may also "net exercise" an option. Pursuant to a net exercise the option holder is not required to pay the exercise price of the portion of the option being exercised. Instead, the Company will issue to the person exercising the option the number of shares that would be issued "net" of the exercise price. This means that such person will receive the greatest number of whole shares of Common Stock having a value equal to the excess of the then fair market value of the number of shares for which the option is being exercised over the exercise price of such options.

        In the event an employee terminates service by reason of disability or death, all options, whether or not then exercisable, will become immediately exercisable and will generally remain exercisable for a period of three years or for such shorter period as the Human Resources Committee shall determine at the time of grant. In the event an employee terminates service by reason of a normal or approved early retirement, all options will become immediately exercisable and will remain exercisable for the original term of the option or for such shorter period as the Human Resources Committee shall determine at the time of grant. In the event an employee's service terminates for cause or by resignation, other than in the circumstances addressed above, he or she will forfeit all of his or her outstanding options, whether or not then exercisable. In general, in the event an employee terminates service for any reason other than those listed above, all options then held by the employee that are then exercisable will remain exercisable for a period of 90 days. Of course, in no event may any option be exercisable after its stated maximum term, regardless if the above described rules might otherwise permit a longer period to exercise an option.

        The Human Resources Committee may permit participants to defer amounts payable upon exercise of options upon the terms and conditions the Human Resources Committee establishes from time to time. In deciding whether and on what terms to permit any such deferral, the Human Resources Committee will take into account the recent tax legislation pertaining to deferred compensation.

        The Human Resources Committee may also grant SARs to employees, officers and agents that can either be freestanding awards or awards that are related to a stock option in such a way that the exercise of either the SAR or the stock option will cause the cancellation of the other award. The terms and conditions applicable with respect to any grant of a SAR will be substantially the same as applies to the grant of a stock option. This means that the vesting of a SAR, and the time that a recipient of a SAR will have to exercise the SAR after termination of his or her service to the Company or a subsidiary, will be substantially the same as applies to a stock option. While the Human Resources Committee has no present intent to grant SARs, it believes that the 2005 Employee Plan should provide it the flexibility to use SARs to fit a particular need of the Company to compensate employees, officers or agents that may arise under some set of circumstances.

  Restricted Stock or Units

        The Human Resources Committee also has the right to grant awards of restricted stock to employees, officers and agents at such times and for such number of shares of Common Stock and subject to such terms and conditions of such awards, including the establishment of performance goals for the grant of such awards based on one or more of the performance criteria described below for performance shares and units as the Human Resources Committee may determine. The Human Resources Committee may elect to grant any such person restricted stock units, which are contractual rights to receive shares of Common Stock or cash in an amount equal to the value of a specified number of shares of Common Stock in the future, after the satisfaction of specified vesting conditions, that is the economic equivalent of an award of restricted stock. Any such award of restricted stock units shall be made on substantially the same terms as an award of restricted stock.

        The Human Resources Committee will determine the terms and conditions applicable to a grant of restricted shares or restricted stock units. Shares of restricted stock may not be sold, assigned, transferred, pledged, or otherwise encumbered until the restrictions have lapsed. Generally, the period of restriction will not be less than three years, but at the discretion of the Human Resources Committee the restrictions may lapse ratably over such three year period. Any shares of restricted stock held by an employee, officer or agent whose service terminates due to normal or approved early retirement will generally vest at the time such shares would have vested had such participant's service continued. Unless the Human Resources Committee otherwise specifies at the time of grant, any shares of restricted stock held by an employee, officer or agent whose service terminates due to his or her death or disability will vest at the time of such termination. Upon any other termination, any shares of restricted stock that have not previously vested will be forfeited unless the Human Resources Committee otherwise determines. The Human Resources Committee may permit participants who receive restricted stock or restricted stock units to defer receipt of such awards upon the terms and conditions the Human Resources Committee establishes from time to time.

        Subject to the forfeiture and transfer restrictions applicable to the award, a participant will have all of the rights of a shareholder in respect of any award of restricted stock, including the right to vote such shares and receive dividends thereon and other distributions. However, if any dividends or distributions are paid in shares of Common Stock, the shares received as a dividend or distribution will be subject to the same forfeiture restrictions and restrictions on transferability as apply to the restricted stock with respect to which they were paid. The Human Resources Committee shall determine whether, and to what extent, a participant shall be entitled to receive the payment of dividend equivalents in respect of the number of shares of Common Stock underlying a grant of restricted stock units. Unless otherwise determined by the Human Resources Committee at or after the grant, any shares credited in respect of any dividend equivalents will become vested and nonforfeitable upon the same terms and conditions applicable to the shares underlying the restricted stock units in respect of which they are payable.

  Performance Shares or Units

        The Human Resources Committee may grant officers, employees and agents awards of performance shares or performance units, which awards will become earned and payable based on the achievement of performance goals, as established by the Human Resources Committee, during the applicable performance cycle. Performance cycles may not be shorter than 12 months. The 2005 Employee Plan permits the Human Resources Committee to establish performance goals based on either the total return to shareholders (whether in absolute terms or relative to performance at other companies or a published index) or upon the attainment of one or more of the following goals: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, cash flow, earnings per share, return on invested capital, return on assets, economic value added, and improvements in or attainment of working capital levels, in each case either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies. In the case of persons who are not executive officers of the Company, the Human Resources Committee has discretion to establish other performance criteria. The Human Resources Committee also has the discretion to condition payment of amounts in respect of performance shares and performance units on such additional factors as it shall determine on the grant date.

        The Human Resources Committee will determine the value of each performance share and unit, the number of such shares and units for each performance cycle, the duration of each performance cycle and the number of performance shares and units that have been earned based on performance relative to the performance goals discussed above, but subject to the maximum award limits outlined above. Performance shares and units may also be deemed earned upon the occurrence of certain events, such as a change in control. Unless the Human Resources Committee otherwise determines, performance shares and units for in-progress performance cycles will be forfeited and terminated if a participant's employment terminates. However, unless the Human Resources Committee otherwise determines, if a participant's employment terminates due to death, disability or normal or early approved retirement the participant or the participant's representative will receive all of the performance shares and units for the performance cycle that would have been earned had the participant continued employment for the full period.

        The Human Resources Committee may provide on the grant date, depending on actual performance measured against the stated performance goals, the amount payable in respect of performance shares if actual performance exceeds targeted levels. Payment of earned performance share and unit awards may, at the discretion of the Human Resources Committee, be distributed in the form of cash, shares of Common Stock or a combination thereof. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of Awards to executive officers intended to be other performance-based compensation under Section 162(m)(4) of the Internal

Revenue Code would cause them to fail to satisfy that requirement, the Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

  Other Stock-Based Awards

        The Human Resources Committee may also grant to employees, officers and agents other stock-based awards including, but not limited to, grants of stock and offers to purchase Common Stock. Such awards shall be granted on such terms and conditions as the Human Resources Committee shall determine. The Human Resources Committee may, for example, use this authority under the 2005 Employee Plan to issue stock in satisfaction of the obligations of the Company and its subsidiaries under other compensatory plans or programs, such as pursuant to an annual bonus plan or deferred compensation program.

  Change of Control

        Except as provided below, if the Company experience a "change of control" (as defined in the 2005 Employee Plan), each option and SAR and each award of restricted stock, each restricted stock unit grant and each other stock-based award will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions. Additionally, all outstanding performance shares and performance units will be deemed earned and be immediately payable, in an amount equal to 100% of the applicable target grant for each such award, regardless of the portion of the applicable performance period that will have elapsed prior to the date of such change of control. The Human Resources Committee may, in its discretion, provide that in connection with a change of control each option and SAR will be cancelled in exchange for an amount equal to the excess, if any, of the price paid in the change of control transaction over the exercise price or base value of such award.

        For purposes of the 2005 Employee Plan, "change of control" includes any one or more of the following events:

  •
  an acquisition of 25% or more of shares of Common Stock by a person other than the Company, its subsidiaries or its employee benefit plans;

  •
  a change in the composition of the Board such that the directors then serving who were members of the Board as of the date two years prior to such change (incumbent directors) cease for any reason (other than as the result of a merger of equals as defined in the 2005 Employee Plan) to constitute at least a majority of the Board, provided that, for this purpose, any subsequently-appointed or elected member of the Board whose election or nomination for election was not in connection with a proxy contest or reorganization transaction (as defined in the 2005 Employee Plan) and was approved by a vote or written consent of at least a majority of the incumbent directors shall be counted as an incumbent director;

  •
  the consummation of a merger, reorganization, consolidation or similar transaction other than a merger of equals (as defined in the 2005 Employee Plan) or a transaction immediately following which the shareholders of the Company continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation;

  •
  the consummation of a plan or agreement that has been approved by the shareholders of the Company for the sale or other disposition of all or substantially all of its consolidated assets or a plan of liquidation; or

  •
  any other event or circumstance or series of events or circumstances that constitutes a change of control in the determination of the Board.

        However, in the event that a "change of control" occurs that does not constitute a change of control within the meaning of Section 409A of the Internal Revenue Code, no payment or distribution will be made in respect of an outstanding award if such payment or distribution would result in the imposition of an additional tax on the recipient, though other modifications triggered by the change in control (including accelerated vesting) will still apply. In such an event, the participant will receive the value of such an award, as determined by the Human Resources Committee prior to the change in control, on the day after the six month anniversary of the participant's termination of employment or, if earlier, upon (i) the date that such award would have vested due to the passage of time, (ii) the last day of the performance period or (ii) if the award is vested at the time of the change of control, the date on which the award would have expired in accordance with its terms, as applicable.

        Notwithstanding the foregoing, (i) there will be no acceleration of the vesting, or lapsing of restrictions, of any options, SARs, restricted stock, restricted stock units, or other stock-based awards, (ii) performance shares and performance units will not be deemed earned, and (iii) there will be no payment made in respect of such awards by reason of the change of control if the Human Resources Committee (as constituted before the change in control) determines that each of the following conditions are satisfied:

  •
  all outstanding awards will be honored or assumed by the participant's new employer or one of its affiliated companies;

  •
  the honored or assumed awards will have substantially equivalent economic value, at the time of the change in control, to the awards in respect of Common Stock;

  •
  the honored or assumed awards will relate to securities that are publicly traded on an established United States securities market;

  •
  the terms and conditions (such as vesting and exercisability) of the honored or assumed awards are at least equal to or better than the terms of the awards related to Common Stock; and

  •
  the honored or assumed awards must provide that, upon the involuntary termination or certain specified types of constructive termination of the award recipient's employment, the awards will be deemed vested or exercisable, as the case may be.

  Term of the 2005 Employee Plan and Amendments

        No award may be granted under the 2005 Employee Plan after the tenth anniversary of the date, if any, that the plan is approved by shareholders. The 2005 Employee Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards. In addition, none of the following amendments may be made without shareholder approval: (i) an increase in the number of shares available for issuance under the plan; (ii) a decrease in the minimum exercise or base price at which an option or SAR is granted or any other repricing of outstanding options or SARs, except as the result of a change in capitalization; (iii) an extension of the maximum term for options or SARs granted under the plan or (iv) any other amendment for which shareholder approval is otherwise necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the New York Stock Exchange, that the Human Resources Committee determines to be applicable.

Description of Federal Income Tax Consequences under the 2005 Employee Plan

        The following discussion summarizes the federal income tax consequences of the 2005 Employee Plan based on current provisions of the Internal Revenue Code, which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the 2005 Employee Plan.

  Nonqualified Options and SARs

        No income is recognized upon the grant of a nonqualified stock option. When an optionee exercises a nonqualified option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be ordinary income to the optionee and will be allowed as a deduction for federal income tax purposes to the Company (or the unconsolidated subsidiary or affiliate employing the participant).

        When an optionee disposes of shares acquired by the exercise of the nonqualified option, he or she will recognize long or short-term capital gain (loss), depending upon the holding period of the shares. If pursuant to the authority of the Human Resources Committee an optionee transfers an option by gift, the optionee will still have ordinary income upon the exercise of the option by the transferee equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The transfer of an option by gift may also result in a gift tax liability to the optionee depending on the fair market value of the option at the time of such transfer. If the option is exercisable at the time of the transfer, the gift will occur at the time of transfer. The Internal Revenue Service has ruled that if the option is not exercisable at the time of transfer, the gift will be deemed to occur on the date the option becomes exercisable.

        No income is generally recognized upon the grant of a SAR that is to be settled in stock. Except as described below, upon exercise, the grantee of the SAR will recognize taxable ordinary income in an amount equal to the amount of cash and fair market value of any shares of Common Stock received upon such exercise. However, recent tax legislation may result in earlier taxation with respect to a SAR that can be settled in cash, depending on the time or event upon which the gain distributable is payable.

  Incentive Stock Options

        No income is recognized upon the grant of an incentive stock option. When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within the three month (one year for disability) period after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time but the excess (if any) of the fair market value of the shares acquired upon such exercise over the exercise price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate exercise price of such shares will be long-term capital gain. The Company will not be entitled to any tax deduction with respect to the amount treated as long-term capital gain, and neither will any unconsolidated subsidiary or affiliate employing the participant. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition and the Company (or the unconsolidated subsidiary or affiliate employing the participant) will be entitled to a federal tax deduction in a like amount. If an incentive stock option is exercised by the optionee more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for nonqualified options.

  Restricted stock

        Unless a participant makes the election described below, a grant of restricted stock will not result in taxable income to the participant or a deduction for the Company (or the unconsolidated subsidiary or affiliate employing the participant) in the year of grant. The value of such restricted stock will be taxable to a participant as ordinary income in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election were made, the participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock. The amount of ordinary income recognized by a participant is deductible by the Company (or the unconsolidated subsidiary or affiliate employing the participant) in the year such income is recognized by the participant. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received, and the Company (or the unconsolidated subsidiary or affiliate employing the participant) will be allowed a corresponding deduction.

  Performance shares

        When payment is made to a participant in respect of earned performance shares granted under the 2005 Employee Plan, the participant will have taxable ordinary income in an amount equal to the amount of cash and the fair market value of any shares of Common Stock that such participant receives in payment on such award. The Company will receive a federal income tax deduction in an amount equal to the amount paid to the participant, unless the amount is paid by a subsidiary or affiliate that is not part of the Company's consolidated federal return, in which case, the subsidiary or affiliate, as the case may be, will receive the deduction.

  Performance Units and Restricted Stock Units

        Generally, when a participant receives payment with respect to earned performance units or restricted stock units granted under the 2005 Employee Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such participant, and the Company (or the unconsolidated subsidiary or affiliate employing the participant) will be allowed a corresponding deduction for federal income tax purposes.

New Plan Benefits Table

        No awards have been authorized under the 2005 Employee Plan and it is not expected that any awards will be made thereunder prior to the date of the shareholder meeting. While the 2005 Employee Plan contains many rights and features that are similar to those in effect during 2004 under the Stock Incentive Plan, as noted above the 2005 Employee Plan authorizes the use of performance shares and performance units that had not been previously authorized under the Stock Incentive Plan. During 2005, the Human Resources Committee will be conducting a full review of the executive compensation program, including equity and performance awards, and may decide upon a different mix of awards to be granted, thus, grants made under the Stock Incentive Plan in 2004 (which, for the Company's Chief Executive Officer and the other four most highly compensated executive officers employed as of December 31, 2004, (collectively, the "Named Executive Officers" are illustrated in the tables that follow below) would not be an accurate measure of the types and amounts of awards that would be made available under the 2005 Employee Plan. Thus, it is not reasonably possible to provide the data required to be included in a New Plan Benefits Table.

Equity Compensation Plan Information

        In general, the Company has four compensation plans under which its equity securities are authorized for issuance to employees or directors (not including the Company's tax qualified pension plans): the Principal Financial Group, Inc. Stock Incentive Plan, the Principal Financial Group, Inc. Employee Stock Purchase Plan, the Principal Financial Group Long-Term Performance Plan, and the Principal Financial Group, Inc. Directors Stock Plan. The following table shows the number of shares of Common Stock issuable upon exercise of options outstanding at December 31, 2004, the weighted average exercise price of those options, and the number of shares of Common Stock remaining available for future issuance at December 31, 2004, excluding shares issuable upon exercise of outstanding options.

(c)
Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by the Company's stockholders(1)	7,399,438	(2)	$29.20	(3)	18,072,626	(4)
Equity compensation plans not approved by the Company's stockholders	-0-		n/a		-0-

Notes:

Uses 12/31/04 options outstanding

(1)
Each of the four compensation plans under which the Company's equity securities are authorized for issuance to employees or directors were approved by the Company's sole stockholder, Principal Mutual Holding Company, prior to the Company's initial public offering of Common Stock on October 22, 2001. None of the four compensation plans have been approved by the Company's stockholders subsequent to such date.

(2)
Includes 6,612,512 options outstanding under the Stock Incentive Plan, 99,775 options outstanding under the Directors Stock Plan, 593,131 restricted stock units under the Stock Incentive Plan, 27,517 restricted stock units under the Directors Stock Plan, and 66,503 units deferred in shares of Common Stock under the Long-Term Performance Plan.

(3)
The weighted-average exercise price relates only to outstanding stock options, not to outstanding restricted stock units or units deferred in shares of Common Stock under the Long-Term Performance Plan.

(4)
This number includes 4,719,505 shares remaining for issuance under the Employee Stock Purchase Plan and 13,353,121 shares available for issuance in respect of future awards of stock options, stock appreciation rights, restricted stock, restricted stock units, and/or performance units under the Long-Term Performance Plan, the Stock Incentive Plan and the Directors Stock Plan. If the 2005 Employee Plan and the 2005 Director Plan are approved by shareholders as discussed in proposals two and four, no future grants will be made from the Stock Incentive Plan and Directors Stock Plan, and stock awards pursuant to the Long-Term Performance Plan will be issued from the 2005 Employee Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as otherwise indicated below, the following table shows, as of March 10, 2005, beneficial ownership of shares of Common Stock by (i) the only shareholder known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Northern Trust Corporation(2) 50 South LaSalle Street Chicago, Illinois 60675	23,958,419	7.8%
Betsy J. Bernard	8,872	*
Jocelyn Carter-Miller	8,941	*
Gary E. Costley	10,746	*
David J. Drury(3)	77,686	*
C. Daniel Gelatt(4)	130,957	*
Sandra L. Helton	9,410	*
Charles S. Johnson	10,300	*
William T. Kerr	9,508	*
Richard L. Keyser	10,637	*
Arjun K. Mathrani	4,857	*
Federico F. Peña	9,511	*
Elizabeth E. Tallett	11,267	*
John E. Aschenbrenner(3)	142,666	*
Michael H. Gersie(3)	116,676	*
J. Barry Griswell(3)	523,860	*
James P. McCaughan(3)	173,752	*
Larry D. Zimpleman(3)	126,615	*
All directors and executive officers as a group (23 persons)	1,671,054	*

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 9, 2005 pursuant to previously awarded stock options, restricted stock units, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Ms. Bernard, 7,348; Ms. Carter-Miller, 8,771; Mr. Costley, 7,348; Mr. Drury, 33,878; Mr. Gelatt, 9,451; Ms. Helton, 7,348; Mr. Johnson, 9,634; Mr. Kerr, 8,771; Mr. Keyser, 9,637; Mr. Mathrani, 4,857; Mr. Peña, 7,348; Ms. Tallett, 9,634; Mr. Aschenbrenner, 119,846; Mr. Gersie, 93,791; Mr. Griswell, 484,908; Mr. McCaughan, 157,982; Mr. Zimpleman, 115,378; and all other executive officers as a group, 233,946.

(2)
The information regarding beneficial ownership by Northern Trust Corporation is based solely on an amended Schedule 13G filed by it with the SEC on February 14, 2005, which provided information as of December 31, 2004. According to the Schedule 13G, Northern Trust has sole voting power with respect to 3,171,427 shares; shared voting power with respect to 20,553,714 shares; sole investment power with respect to 23,293,285 shares; and shared investment power with respect to 438,596 shares. Northern Trust Investments, Inc., a subsidiary of Northern Trust Corporation, serves as portfolio manager of the Principal Life separate account established in connection with the Demutualization. As of December 31, 2004, the Demutualization separate account held 18,668,790 shares of Common Stock.

(3)
Includes the following shares held in the Demutualization separate account for the benefit of each person indicated, as to which none of such persons has voting power Mr. Aschenbrenner, 573; Mr. Drury, 707; Mr. Gersie, 451; Mr. Griswell, 381; Mr. McCaughan, 0; and Mr. Zimpleman, 519.

(4)
Includes 121,506 shares held by The Gelatt Corporation, of which Mr. Gelatt is a controlling shareholder, director and executive officer.

        In addition to beneficial ownership of Common Stock, the Company's directors and executive officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 9, 2005 pursuant to previously awarded stock options and restricted stock units, and non-transferable accounting-entry units such as phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

        See "Compensation of Directors" for a discussion of the options and restricted stock units granted to non-employee directors under the Directors Stock Plan and the phantom stock units credited to directors who participate in the Company's Deferred Compensation Plan for Non-Employee Directors. See "Executive Compensation — Human Resources Committee Report on Executive Compensation — Compensation Components and Practices — Long-Term Incentives" for a discussion of the performance units credited to officers who defer receipt of awards under the Long-Term Performance Plan and the options and restricted stock units granted under the Stock Incentive Plan. See also "Excess Plan" for a discussion of phantom stock units credited to officers that defer salary into an employer stock fund available under that plan.

        As of March 10, 2005, the directors and executive officers named in the security ownership table hold a pecuniary interest in the following number of units: Ms. Bernard, 603; Ms. Carter-Miller, 603; Mr. Costley, 5,483; Mr. Drury, 52,903; Mr. Gelatt, 2,124; Ms. Helton, 2,124; Mr. Johnson, 5,661; Mr. Kerr, 3,029; Mr. Keyser, 1,554; Mr. Mathrani, 5,772; Mr. Peña, 2,124; Ms. Tallett, 1,557; Mr. Aschenbrenner, 205,120; Mr. Gersie, 135,889; Mr. Griswell, 832,129; Mr. McCaughan, 195,194; and Mr. Zimpleman, 220,561.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and beneficial owners of more than ten percent of the Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. SEC regulations also require such persons to furnish the Company with copies of all such reports.

        Based solely upon its review of the copies of such reports furnished to it, or written representations from the reporting persons that no forms were required to be filed, the Company believes that during fiscal year 2004, all section 16(a) filing requirements applicable to its directors, officers and beneficial owners owning more than ten percent were met.

EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

        This report on executive compensation is submitted by the Human Resources Committee of the Board (the "Committee"). The Board of Directors has affirmatively determined that each director who is a member of the Committee meets (i) the independence requirements of the New York Stock Exchange, (ii) the requirements for a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act, and (iii) the requirements for an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board determines, in its business judgment, whether a particular Director satisfies the requirements for membership on the Committee set forth in the Committee's charter.

        The Committee determines and reports to the Board the total compensation for the Chief Executive Officer ("CEO") and the other executive and senior officers of the Company, including the other Named Executive Officers, as that term is defined below. Total compensation includes base salary, annual and long-term incentive compensation, tax qualified and non-qualified benefits and perquisites.

        The Committee is assisted by the Company's human resources department personnel. In addition, the Committee has retained an independent compensation consultant that reports directly to the Committee. Both the human resources staff and the independent compensation consultant provide the Committee with statistical information and advice on current competitive compensation practices and trends in the marketplace, including information derived from compensation surveys published by other independent compensation consultants. The Committee compares the Company's executive compensation practices to those of a number of other companies, primarily leading life insurance companies and asset management and accumulation companies with which the Company and its businesses compete. At least every other year, the Committee asks its independent compensation consultant to undertake a comprehensive review of base salary, target and actual annual incentive compensation, target and actual long-term incentive compensation, and the overall compensation program for, the executive and senior officers of the Company and to report the results and make recommendations to the Committee. The Committee asks its independent compensation consultant for an analysis of company performance in comparison to a peer group approved by the Committee and the link between the Company's executive compensation program and its performance. Specifically, the Committee also asks its compensation consultant to provide the Committee with an assessment of the Company's executive compensation program, including specific assessments of base salaries, annual incentives and long-term incentives for the Company's executives and to compare the total program and each of these elements on a pay-for-performance basis.

        In making decisions about the CEO's base salary and annual and long-term incentive opportunities and awards, the Committee takes into account comparative compensation information, the CEO's performance in light of corporate goals and objectives reviewed and approved by the Committee, the Company's short and long-term financial performance against its competitors, awards given to the CEO in past years, and such other factors as the Committee deems important. In the case of the other executives, the Committee reviews comparative compensation information, and, in making decisions on their base salaries and incentive opportunities and awards, takes into account the CEO's evaluation of their performance and such other factors as the Committee determines are pertinent.

  Compensation Philosophy and Objectives

        The Company's compensation philosophy is to provide executive compensation programs that are competitive with those offered by comparable companies engaged in similar businesses in the financial services industry, that reward performance, and that will assure that the Company's executives possess the skills and talents necessary to advance the Company's goals and further the interests of shareholders. The Company's practice is and has been to link compensation with performance, measured at the corporate and business unit levels, as appropriate for the respective responsibilities of each executive, and to emphasize the importance of the individual's contribution to the overall success of the Company. The overall objectives of the Company's compensation philosophy are to:

  •
  Attract, retain and motivate high-performing executives needed to accomplish the Company's corporate goals;

  •
  Target annual and long-term compensation opportunities at the median for those companies with which the Committee compares the Company's compensation practices as described above;

  •
  Create a performance-oriented environment in which executives earn rewards based on individual performance and achievement of corporate and business unit results, with total compensation significantly increasing or decreasing based on business results and individual performance;

  •
  Align compensation and benefit offerings with business strategy, key financial goals and competitive market data; and

  •
  Align the financial interests of the Company's executives with those of its shareholders through stock-based rewards and by encouraging acquisition and retention of Company stock.

        In line with this philosophy and these objectives, the Company's total compensation for its executives with respect to 2004 was based on the compensation components and practices discussed below.

  Compensation Components and Practices

        The key components of total compensation are: (1) base salary; (2) annual incentives; (3) long-term incentives; and (4) benefits. The combination and relative weighting of these components reflect the Committee's belief that executive compensation should be closely tied to the Company's performance. The Committee intends that a substantial portion of each executive's total compensation be at risk under annual and long-term incentive plans using performance measures as the bases for awards. Generally, the greater the responsibility and scope of the executive position within the Company, the greater the amount of total compensation that will be at risk through the use of incentive plans.

        The Committee is provided total compensation information with respect to each executive as a standard part of the materials for each of its meetings, as background information for any discussions or decisions on executive compensation that may take place. During 2004, the Committee reviewed comprehensive information on the dollar value (and how those values were derived) for each executive and senior officer for each of the various elements of the Company's 2004 total compensation program for executives, including base salary, annual incentive compensation, long-term incentive compensation, qualified pension and non-qualified supplemental executive retirement plans, defined contribution 401(k) and nonqualified excess plans, employee stock purchase plan, and executive perquisites. For each element of the total compensation program for executives, the Committee was provided with an explanation of the compensation or benefit program and its provisions including whether an award of equity is part of the plan, eligibility, and target and maximum award percentages, as applicable. The Committee also took note of the compensation and benefit programs generally available to all employees, e.g., medical, dental, vision, life insurance, personal time off and other amenities.

  (1) Base Salary

        The Committee initially determines executive base salaries by evaluating the responsibilities of the position held and the experience and performance of the individual. The Committee compares these salary figures to the base salaries for comparable positions based on statistical data the Committee's independent compensation consultant provides or reviews. The Committee reviews base salaries for executives annually and makes adjustments as appropriate based on individual performance, comparative compensation information, internal equity and such other factors as the Committee determines are important.

  (2) Annual Incentives

        In 2004 the shareholders of the Company approved the Principal Financial Group, Inc. Annual Incentive Plan ("Annual Incentive Plan") intended to comply with the provisions of 162(m) of the Internal Revenue Code on the Company's deductibility of payments made to executive officers. This shareholder-approved plan was effective on January 1, 2005 and the Committee has provided 2005 annual incentive compensation opportunities under this plan for the Chief Executive Officer and each other "covered employee" within the meaning of 162(m)(3) of the Internal Revenue Code. The organization has had a broad-based annual incentive plan in place since 1986 (the "PrinPay Plan") and, since its inception, awards under the plan have been in the form of cash. The Committee presently believes that cash continues to be the appropriate form of award under this plan and will be for the Annual Incentive Plan, taking into account what the Committee has determined to be the appropriate mix of equity and cash within the total compensation program for executives, for this organization, at this time. The Committee also presently intends to administer the Annual Incentive Plan through the use of negative discretion and subject to the achievement of the applicable performance criteria (without regard to any adjustment that may increase the amounts payable), so that the actual bonuses payable to any such officer do not exceed the amount that would have been payable based on the same performance measures, components and weighting, as those that would have been applicable to such executive officers under the PrinPay Plan, and such other factors the Committee may determine appropriate.

        For 2004 the performance components of the PrinPay Plan approved by the Committee were (1) corporate and individual in the case of the Chief Executive Officer and the executives with service unit responsibilities, and (2) corporate, business unit and individual in the case of executives with business unit responsibilities. The Committee believes this combination of corporate, business unit and individual performance components appropriately rewards each executive based on where he or she can make the greatest impact on the Company's success. It also recognizes the Committee's commitment to appropriately analyzing and recognizing the individual performance of each executive and the executive's contribution to the overall success of the Company.

        For the first time, in 2004, the Committee decided that there would be a single metric that would be the determiner of performance for the corporate portion of the PrinPay Plan. That single metric relates to achievement of a stated level of operating earnings for the total organization. The Committee established that level of operating earnings achievement as target performance for the corporate component under the plan. "Operating Earnings" is a non-GAAP financial measure used as the key financial measure in the Company's industry because it is believed to best illustrate the performance of a company's normal, ongoing operations, which is important in understanding and evaluating financial condition and results of operations on a basis comparable to that used by securities analysts. In past years, in determining annual incentive plan opportunities, the Committee used a combination of financial measures intended to emphasize profitability and growth and a customer service measure. Because profitable growth and good customer service are the keys to increasing operating earnings, the Committee determined that the focus by executives and other employees on this one, key financial measure would make the annual incentive plan more effective in promoting long-term shareholder value.

        The Committee annually reviews and establishes target awards under the PrinPay Plan that are applicable to each eligible executive. This is a natural output of a much larger strategic planning process for the entire organization undertaken annually by the full Board of Directors and management. Although the Board of Directors regularly addresses matters of strategy as they arise during the year, in the early fall each year a meeting of the Board is specifically devoted to long- and shorter-term organizational strategy and related issues. After the Board and management thoroughly review, clarify or change any broad or specific matters of corporate and business unit strategy as a result of the information shared and their discussions at this meeting, management is tasked with preparing a set of high-level initiatives and stretch financial goals for the ensuing year that implement the decisions made at this annual strategic review. By the Board's meeting in November, management is ready to present and discuss with the Board its proposed high-level initiatives and preliminary stretch financial goals for the upcoming year. As a further output, the CEO has prepared and shares with the Human Resources Committee his own set of individual goals for the next year, which are directly related to successful implementation of the high-level initiatives that implement the strategic decisions agreed to by the Board and management. At the November Board meeting, the Board and Human Resources Committee review reports and probe management in order to make decisions on the appropriate level of financial performance that will stretch management to perform at its best and at the same time be achievable and appropriately reward management if it does perform at that stretch level. The CEO's individual goals for the next year are agreed to with the Human Resources Committee so that the CEO's management team can set their goals based on applicable parts of the CEO's goals, on a "cascading" basis, their teams do the same, and so on throughout the entire organization such that a clear line-of-sight is created for each employee as to how he or she can further corporate and business unit objectives. Also at the November meeting, the Human Resources Committee plans for the total executive compensation program framework for the next year by reviewing the appropriateness of salary ranges for executive positions and incentive compensation plan target awards for each position. By the Board's meeting in February, the Committee reviews the prior year's performance of the Company and its executives and then sets the final performance targets for the current year for the corporate and business unit components of the PrinPay Plan, and finalizes the CEO's and other executives' individual goals for the current year.

        For the PrinPay Plan for 2004, the Committee approved for eligible executive and senior officers, including the Named Executive Officers, target awards at ranges of 50% to 250% of base salary for achieving performance at target and maximum awards of 100% to 500% of base salary for achieving performance above target. The PrinPay Plan permits the Human Resources Committee, in comparing actual performance results to target performance measures, to make adjustments for extraordinary items and events not taken into consideration in establishing the target measures. In approving awards for 2004, the Committee determined that the result obtained for corporate performance was 120% of the target. This determination of corporate performance affected all participants. The extent to which the corporate performance result affected any particular participant depended on the relative weight of the corporate component to any other business unit components applicable to the participant. After the Committee assessed the corporate and applicable business unit performance for the year and took into account the limitations stated in the plan (including, without limitation, the attainment of certain minimum threshold performance objectives), a final award was approved for each executive. The final award approved for each executive took into account the Committee's assessment of his or her performance based on the executive's level of achievement of the individual goals the Committee established for that executive at the beginning of the year. The individual goals for the executives related to achievement of targeted levels of corporate and applicable business unit performance with respect to operating earnings, as well as other performance measures and corresponding targets for business unit and individual performance the Committee determined were important in furthering achievement of the objectives and initiatives of the organization. Attainment of individual performance targets varied among the eligible senior officers.

  (3) Long-Term Incentives

        Beginning in 2004, the Committee determined that the long-term incentive plan for senior executives would consist only of stock-based compensation awards under the Company's Stock Incentive Plan. Prior to 2004, the Company also made awards under a long-term plan that existed before the Company became publicly-held in 2001, the "Long-Term Performance Plan." For the performance period 2002-2004, an executive's total stock-based compensation award opportunity ranged from 75-80% in stock options under the Stock Incentive Plan and from 20 - 25% in stock-based units under the Long-Term Performance Plan. The last three-year cycle under the Long-Term Performance Plan ends on December 31, 2005.

        Long-Term Performance Plan.    The Company's Long-Term Performance Plan affords eligible executives, including the Named Executive Officers, the opportunity to share in the success of the Company if the Company achieves specified performance objectives over periods of three calendar years. The performance measures the Committee approved for the three-year performance period ending in 2004 were corporate goals the Committee and the Board established relating to specified levels of achievement with respect to operating earnings and return on equity. As described above, the Committee has determined that operating earnings is the best measure of the Company's progress with regard to its normal, ongoing operations in building shareholder value year over year. For the Long-Term Performance Plan, the Committee used two performance metrics: cumulative operating earnings for the three-year period and return on average equity for the third year of the performance cycle. The target set for operating earnings performance is the sum of the individual years' targets for operating earnings. The target set for year-three return on average equity is based on goals agreed to by the Board and management for long-term growth and creation of long-term shareholder value.

        The Long-Term Performance Plan permits the Committee, in comparing actual performance results to target performance measures, to make adjustments for extraordinary items and events not taken into consideration in establishing the target measures. In approving awards for the three-year performance period ended December 31, 2004, the Committee determined that the Company achieved its financial performance goals by achieving 70.59% of target levels of operating earnings and the year-three return on average equity. This determination of financial performance affected all participants. The resulting awards for the Named Executive Officers for the 2002-2004 performance period are shown in the Summary Compensation Table.

        Equity Awards Under the Stock Incentive Plan.    The Committee has had the ability to grant equity awards to officers since 2002. (The Company became publicly-held in 2001 and as a newly-demutualized company, was prohibited from granting stock-based awards to the senior officers until 2002.) In 2002 and 2003, the Committee used non-qualified stock options, exclusively, to provide the long-term equity incentive opportunity for executives under the Stock Incentive Plan. In third quarter 2002, the Company began expensing all stock options, retroactive to January 1, 2002, as part of its commitment to providing investors with clear, accurate and timely disclosure. In 2004, the Committee reconfigured the awards such that a portion of the award opportunity was delivered in non-qualified stock options and a portion in restricted stock units.

        For 2004, the Committee determined that a limited portion of an executive or senior officer's total stock-based compensation award should be in the form of restricted stock units rather than in the form of stock options. For the Chief Executive Officer, the President, Global Asset Management, the President, Insurance and Financial Services, the President, Retirement and Investor Services (the "Division Presidents"); and the Executive Vice Presidents; one-quarter of the long-term stock-based compensation award for 2004 was in the form of restricted stock units and three-quarters of the award was in the form of stock options. In 2004, Senior Vice Presidents received one-half of their long-term stock-based compensation award in the form of options, one-quarter in the form of restricted stock units and one-quarter in either form, according to the election each made. The Committee reasoned that affording the Senior Vice Presidents a choice with respect to a portion of the executive's equity compensation, either to be received in the form of options or restricted stock units, would be perceived as a valuable benefit and have favorable retention and incentive effects. A 20% reduction is made in the grant value of restricted stock units a Senior Vice President receives compared to the grant value of stock options the executive would have received (based on the Black-Scholes option pricing model) if the choice to receive stock options instead had been made.

        On February 24, 2004, the Committee granted an annual award of non-qualified stock options and restricted stock units to each executive officer, including the Named Executive Officers. The options vest ratably over three years beginning on February 24, 2005, expire on February 24, 2014, and have an exercise price of $36.30, the closing price of the Common Stock on the grant date. The restricted stock units vest on the third anniversary of the grant date.

        The options granted to the Named Executive Officers in 2004 are shown in the Option/SAR Grants in Last Fiscal Year Table. The Committee determines the level of options and restricted stock units and other equity awards it could grant eligible executive and senior officers under the plan by considering the percentage of total compensation that competitors, as described above, award in the form of options and other forms of equity compensation for comparable positions, and other factors the Committee deems important. Utilizing this information, the Committee sets target award opportunities for equity compensation, expressed as a percentage of base salary. Actual grants may vary from these targets based on a variety of factors such as individual performance and the importance of retaining the executive ("Adjusted Target Award Opportunity"). The Committee administers the plan so that actual grants typically do not exceed the sum of all grants if all grants were made at target. The

Committee calculates the actual number of options it will award to an executive by dividing the present value of one option, utilizing the Black-Scholes model (but adjusting for the possibility of forfeitures of options), into the portion of the Adjusted Target Award Opportunity to be granted in options. The Committee calculates the actual number of restricted stock units it will award an executive by dividing the 20-day average stock price immediately preceding the grant date into the portion of the Adjusted Target Award Opportunity to be granted in restricted stock units.

        Stock Ownership Objectives.    The Committee has adopted a policy which provides that officers at the Vice President-level and above must attain, by the end of the five-year period commencing with the officer's initial receipt of stock-based compensation awards at the relevant job level, a significant ownership position with respect to Common Stock, measured as a multiple of the officer's base salary. Common Stock, deferred stock-based unit awards under the Long-Term Performance Plan, interests in Common Stock under the 401(k) Plan, restricted stock units, and phantom stock units under the supplemental non-qualified defined contribution excess plan all qualify towards this ownership requirement. The required ownership positions as multiples of base salary are as follows: five times for the CEO; three times for Division Presidents and Executive Vice Presidents; two times for Senior Vice Presidents and one times for Vice Presidents. The Committee reviews progress towards these stock ownership requirements on an annual basis.

  (4) Benefits

        The Named Executive Officers also participate in the Company's broad-based employee benefits program that includes a pension program, a savings and investment plan, group health and disability coverage, group life insurance, a discounted employee stock purchase plan and other benefit plans.

  CEO Compensation

        With respect to 2004, the Company's Chairman, President and CEO, J. Barry Griswell, was its most highly compensated officer. The Committee's determinations with respect to Mr. Griswell's base salary, annual incentive award under the PrinPay Plan, and awards under the Long-Term Performance Plan and Stock Incentive Plan were based on the considerations discussed below.

        Base Salary.    Under his employment agreement with the Company effective April 1, 2004, Mr. Griswell was initially entitled to an annual base salary of $1,000,000, subject to periodic increases in accordance with the Company's compensation practices. This employment agreement superceded the Company's previous employment agreement with Mr. Griswell, which was dated May 19, 2000. In addition to taking into account the Company's and Mr. Griswell's performance, the Committee based its determination for Mr. Griswell's base salary on information received by the Committee from its independent compensation consultant that compared Mr. Griswell's compensation as the CEO of the Company to the compensation received by other chief executive officers of leading life insurance companies and asset accumulation and management companies with which the Company competes. In February, 2004, the Committee approved a base salary for Mr. Griswell of $1,000,000.

        Annual Incentive.    In determining the 2004 annual incentive award for Mr. Griswell under the PrinPay Plan, the Committee evaluated the performance of the Company and Mr. Griswell. Mr. Griswell's award opportunity under the plan for achieving target performance in 2004 was set at 125% of his base salary. The Committee set his maximum award for achieving performance above target at 250% of base salary. The corporate performance component of Mr. Griswell's annual incentive award (which the Committee decided at the start of the plan year should be weighted at 100% for his position) was determined as described above. Mr. Griswell's individual performance component was determined by the Committee by evaluating his performance in relation to the individual goals to which the Committee and Mr. Griswell had agreed. These individual goals were directed towards achieving quarterly and annual financial goals for operating earnings, return on equity, growth and profitability of key businesses, human resource development and succession planning, and leadership of the organization. The Committee evaluated Mr. Griswell's performance versus his individual goals established for the year and determined an individual performance component result of 115% of target. The Committee based its decision on a number of factors including the Company's performance and relative shareholder return and the Committee's review and assessment of Mr. Griswell's performance in light of goals and objectives the Committee established for Mr. Griswell for 2004. As provided in the plan, this individual performance factor was then multiplied by the actual corporate performance factor to arrive at an award of $1,800,000. This award represents 139% of his target award opportunity of 125% of base salary and reflects both the Company-wide adjustment made to the corporate performance component under the PrinPay Plan and the award under that plan in recognition of his individual performance.

        Long-Term Incentives.    Mr. Griswell participates in the Long-Term Performance Plan. Based on the relationship of performance results to target levels discussed above, Mr. Griswell received a long-term incentive payment of $499,103.88 relating to the three-year performance period ended December 31, 2004.

        Mr. Griswell participates in the Stock Incentive Plan. In 2004, his total long-term incentive opportunity, determined as described above, equaled 600% of his base salary level established by the Committee. Based on the factors described above, Mr. Griswell was awarded 339,435 stock options and 41,736 restricted stock units on February 24, 2004.

        These long-term pay opportunities are intended to put a substantial portion of Mr. Griswell's total compensation at risk, depending upon his effectiveness in helping the Company achieve its financial and strategic business goals. In determining the long-term incentive opportunities and awards for the CEO, the Committee takes into consideration the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs of comparable companies, and the awards given to the CEO in past years.

  Change of Control Employment Agreements

        The Committee periodically reviews the costs of the change of control employment agreements it has entered into with the executives in order to maintain shareholder value at any time there may be a major corporate transaction involving the Company's change of control, and received and reviewed this information in 2004. The Committee will review these change of control employment agreements, described below in 2005 as part of its periodic plan to do a full, total executive compensation program review.

  2005 Principal Financial Group Stock Incentive Plan

        The Board of Directors is recommending that shareholders approve the Principal Financial Group 2005 Stock Incentive Plan described previously in Proposal Four — Adoption of the Principal Financial Group, Inc. 2005 Stock Incentive Plan. The Committee worked with its independent compensation consultant to design an omnibus stock incentive plan that would give the Committee the flexibility it needs to award a number of different kinds of stock-based compensation that the Committee may determine, under the Company's circumstances at any given point in time, will operate to incent and retain the highly-qualified management team necessary to build long-term shareholder value.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for annual compensation over $1,000,000 paid to its chief executive officer and four other most highly compensated executive officers. There are exceptions to this deduction limit, including one for certain performance-based compensation. The Committee believes that it is generally in the Company's best interests to comply with section 162(m). The Committee also believes, however, that there may be circumstances in which the Company's interests are best served by maintaining flexibility, whether or not compensation is fully deductible under section 162(m).

William T. Kerr, Chair Gary E. Costley C. Daniel Gelatt Charles S. Johnson

Performance Graph

        The following graph sets forth a comparison of cumulative total return for the Common Stock of the Company ("PFG"), the Standard & Poor's 500 Index ("S&P 500"), and the Standard & Poor's 500 Financials Index ("S&P 500 Financials"), adjusted to assume the reinvestment of dividends, from October 23, 2001 (the first day of trading of the Common Stock following the Company's initial public offering) to December 31, 2004. It assumes $100 invested in each of PFG, the S&P 500 and the S&P 500 Financials.

$225
$200
$175
$150
$125
$100
$75
$50
10/23/01
12/31/01
3/31/02
6/30/02
9/30/02
12/31/02
3/31/03
6/30/03
9/30/03
12/31/03
3/31/04
6/30/04
9/30/04
12/31/04
PFG
S&P 500
S&P 500 Fin

Compensation of Named Executive Officers

        Since the Company's formation in April 2001, none of its officers or other personnel have received any compensation from the Company. All compensation has been paid to such individuals in their capacities as officers of Principal Life.

        The following table sets forth the compensation paid to the Named Executive Officers for services rendered to the Company and its subsidiaries (including Principal Life) during the fiscal years ended December 31, 2004, 2003 and 2002:

Summary Compensation Table

		Annual Compensation					Long Term Compensation
							Awards		Payouts
Name and Principal Position	Year	Salary		Bonus(1)	Other Annual Compensation(2)		Securities Underlying Options(#)	Restricted Stock Units(6)	LTIP Payouts(7)	All Other Compensation(8)
J. Barry Griswell Chairman, President and CEO	2004 2003 2002	$1,038,462 1,000,000 982,692	(3)	$1,800,000 1,318,125 1,080,962	$55,489 43,232 45,434	(4) (4) (4)	339,435 320,555 158,000	$1,500,000 0 0	$499,104 996,531 605,876	$70,697 62,429 54,852
John E. Aschenbrenner President, Insurance and Financial Services	2004 2003 2002	$521,077 465,385 428,462	(3)	$624,511 359,510 320,275	$701 526 1,445		79,345 72,290 45,205	$350,625 0 0	$197,627 336,117 182,486	$26,418 23,570 19,604
Michael H. Gersie Executive Vice President and Chief Financial Officer	2004 2003 2002	$441,231 410,769 393,077	(3)	$397,108 323,481 268,275	$0 0 0		50,850 53,620 41,095	$224,700 0 0	$179,668 318,886 191,070	$22,941 20,731 18,167
James P. McCaughan President, Global Asset Management	2004 2003 2002	$519,231 500,000 346,154	(3)	$1,661,539 1,412,500 1,250,000	$470 0 24,917	(5)	74,960 80,950 79,030	$331,254 0 0	$249,552 0 0	$57,952 18,167 9,808
Larry D. Zimpleman President, Retirement and Investor Services	2004 2003 2002	$507,231 436,923 381,539	(3)	$530,310 367,015 272,800	$1,323 1,452 894		77,790 72,530 41,095	$343,750 0 0	$179,668 219,020 113,338	$26,227 21,292 16,603

(1)
The amounts shown for each year represent the incentive compensation awards for that year paid in the following year under the Company's Incentive Pay Plan.

(2)
Except as otherwise noted, the amounts shown represent amounts reimbursed for the periods shown for payment of taxes with regard to imputed income attributable to spousal business travel.

(3)
Base salary amounts include the impact of 27 bi-weekly pay periods that occurred in 2004. Typically, 26 pay periods occur in any calendar year.

(4)
Represents amounts reimbursed for payment of taxes with regard to imputed income attributable to spousal business travel of $1,749 (2004), $4,144 (2003), and $8,178 (2002). Amounts for personal use of Company aircraft by Mr. Griswell and his family members included in the table represent the aggregate incremental cost to the Company of $42,374 (2004), $28,220 (2003), and $22,411 (2002). Mr. Griswell is responsible for income taxes on the amount of his related imputed income. The Company does not reimburse Mr. Griswell for such taxes. The amounts reported reflect a change in valuation methodology from prior years.

(5)
The amount shown represents reimbursement of relocation and moving expenses of $15,000 and payment of taxes on imputed income attributable to those expenses of $9,917.

(6)
The amounts shown represent the dollar value of the restricted stock units based on the 20-day average of the fair market value of a share of Common Stock on the date of grant. The restricted stock units vest on the third anniversary of the grant date and are eligible for dividend equivalents. At December 31, 2004, the number and value of outstanding restricted stock units were: Mr. Griswell, 42,312 units, $1,732,253; Mr. Aschenbrenner, 9,891 units, $404,938; Mr. Gersie, 6,338 units, $259,478; Mr. McCaughan, 9,344 units, $382,543; and Mr. Zimpleman, 9,697 units, $396,995.

(7)
The amounts shown for each year represent the long-term incentive plan awards earned in respect of the performance period ending in such year under the Company's Long-Term Performance Plan.

(8)
Except as otherwise noted, the amounts shown for each executive officer named above include the total of the Company's contributions to the 401(k) Plan in which all Company employees are generally eligible to participate, and contributions to the Company's Excess Plan, a non-qualified supplemental executive retirement plan. For the year ending December 31, 2004, the Company's contributions to the 401(k) Plan were as follows: Mr. Griswell, $5,571; Mr. Aschenbrenner, $2,600; Mr. Gersie, $4,875; Mr. McCaughan, $4,875; and Mr. Zimpleman, $3,317. The Company's contributions to the Excess Plan for that year were as follows: Mr. Griswell, $65,126; Mr. Aschenbrenner, $23,818; Mr. Gersie, $18,066; Mr. McCaughan, $53,077; and Mr. Zimpleman, $22,910.

        The following amounts are not reflected in the Summary Compensation Table:

        The Board of Directors has provided that Principal Life will match Mr. Griswell's personal charitable gifts to institutions of higher learning and eligible section 501(c)(3) organizations. For 2004, the Board provided that Principal Life would match such personal gifts, on a two-to-one basis, up to an annual aggregate limit of $100,000. Mr. Griswell derives no financial benefits from this program since all charitable contribution tax deductions for the Principal Life matching gifts accrue solely to Principal Life.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of securities underlying Options/SARs granted(#)	Percent of total Options/SARs granted to employees in fiscal year(1)			Grant Date Value
Name			Exercise or base price ($/Sh)(2)	Expiration date(3)	Grant date present value $(4)
J. Barry Griswell, Chairman, President and CEO	339,435	14.5%	$36.30	2/24/2014	$4,663,837
John E. Aschenbrenner, President, Insurance and Financial Services	79,345	3.4%	$36.30	2/24/2014	$1,090,200
Michael H. Gersie, Executive Vice President and Chief Financial Officer	50,850	2.2%	$36.30	2/24/2014	$698,679
James P. McCaughan, President, Global Asset Management	74,960	3.2%	$36.30	2/24/2014	$1,029,950
Larry D. Zimpleman, President, Retirement and Investor Services	77,790	3.3%	$36.30	2/24/2014	$1,068,835

(1)
Total options/SARs granted to employees during the fiscal year were 2,335,821.

(2)
The per-share option exercise price equals the closing price of the Common Stock on the date of grant.

(3)
Options granted to the Named Executive Officers under the Stock Incentive Plan vest ratably over three years, are exercisable for ten years after the date of grant and generally subject to the optionee's continued service with the Company and its subsidiaries. Unvested options terminate upon termination of service, except in the event of such participant's death, disability or approved retirement. In the event of a participant's death, disability or approved retirement, options granted to the participant become immediately exercisable by the participant, or participant's beneficiary, if applicable, and may be exercised at any time prior to the earlier of the expiration of the remaining term of the option or three years from the date of death or termination of employment, as applicable. The Board amended the Stock Incentive Plan effective January 1, 2004 and January 1, 2005 to provide that upon approved retirement, options may be exercised for up to five and ten years, respectively, from approved retirement or until the options expire, whichever is shorter. The vesting and exercisability of the options may also accelerate upon the occurrence of a change of control (as defined below with respect to the change of control agreements described under the heading "Employment Agreements"), unless the options are honored or assumed on terms intended to preserve the value of the option for the optionee (including acceleration of vesting upon an involuntary termination following a change of control).

(4)
The amounts are based on the Black-Scholes option pricing model. Material assumptions incorporated into this model in estimating the value of the options are consistent with those required by Statement of Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation) and include the following:

a.
Exercise price based on 100% of the fair market value of the shares on the date of grant.

b.
Expected option term before exercise of six (6) years, which based on market data, represents the typical period that options are held prior to exercise.

c.
Interest rate of 3.27%.

d.
Volatility of 39.20% based on peer group median.

e.
Dividend yield of 1.240%.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of securities underlying unexercised options/SARs at fiscal year end(#)	Value of unexercised in-the-money(1) options/SARs at fiscal year end($)(2)
Name	Shares acquired on exercise(#)	Value Realized($)	Exercisable/ unexercisable	Exercisable/ unexercisable
J. Barry Griswell, Chairman, President and CEO	0	0	212,224/605,826	$2,846,918/5,141,368
John E. Aschenbrenner, President, Insurance and Financial Services	0	0	54,232/142,608	$727,794/1,215,343
Michael H. Gersie, Executive Vice President and Chief Financial Officer	0	0	45,269/100,296	$607,712/898,270
James P. McCaughan, President, Global Asset Management	0	0	79,669/155,271	$1,069,916/1,423,943
Larry D. Zimpleman, President, Retirement and Investor Services	0	0	51,572/139,843	$691,983/1,191,827

(1)
"In-the-Money" options are options whose base (or exercise) price was less than the market price of Common Stock at December 31, 2004.

(2)
Assuming a stock price of $40.94 per share, which was the closing price of a share of Common Stock reported for the New York Stock Exchange-Composite Transactions on December 31, 2004.

Retirement Plan Information

        Principal Life maintains a qualified defined benefit retirement plan and a nonqualified supplemental pension plan (i.e., a supplemental executive retirement plan for employees, or SERP). Effective January 1, 2002, the Company amended the qualified defined benefit plan to include a cash balance pension formula applicable to all new employees on and after that date. Employees whose service commenced prior to January 1, 2002 will receive, upon retirement, the greater of the traditional benefit formula in effect before that date or the benefit provided by the cash balance formula. The traditional benefit formula is integrated with Social Security using a base benefit of 39.2% and an excess benefit of 61.25%, and was last changed in 1989 (to comply with new legislation). Employees whose service commenced after January 1, 2002 will receive, upon retirement, the benefit provided by the cash balance formula. The cash balance benefit formula provides a hypothetical account balance that increases each year with a pay and interest credit. The amount of the pay credit ranges from 6-21% of the executive's pay, based upon the executive's age and service with the Company. Pay is the executive's salary and bonus paid under the PrinPay plan or other annual incentive plan applicable to the executive. The interest credit is based on one-year treasury bills, plus 1 percent (minimum 5%).

        The SERP provides for supplemental pension benefits in excess of the compensation and benefit limits imposed by the Internal Revenue Code on qualified plans. The SERP benefit formula for employees hired prior to January 1, 2002 is the greater of:

  a)
  65% of the employee's average compensation, offset by the benefits received from Social Security and the qualified pension plan; or

  b)
  the traditional pension plan benefit without regard to the Internal Revenue Service compensation and benefit limits, offset by the benefit that can be provided under the qualified pension plan.

        Average compensation is based on the highest 5 years out of the past 10 years of pay, where pay is based on each executive's salary and annual bonus under the PrinPay plan or other annual incentive plan applicable to the executive. The SERP benefit formula for employees hired after January 1, 2002 is the cash balance benefit without regard to the Internal Revenue Service compensation and benefit limits, offset by the benefit that can be provided under the qualified pension plan.

        Messrs. Griswell, Aschenbrenner, Gersie, and Zimpleman were hired prior to January 1, 2002 and are therefore covered by the greater of the traditional benefit formula or the cash balance formula. Mr. McCaughan was hired after January 1, 2002 and receives the cash balance benefit. The compensation amounts with respect to 2004 are shown under the "salary" and "bonus" columns opposite the names of these executives in the Summary Compensation Table above.

        The years of service of each of the named executives for eligibility and benefit purposes as of December 31, 2004, were as follows: Mr. Griswell, 17 years; Mr. Aschenbrenner, 33 years; Mr. Gersie, 35 years; Mr. McCaughan, 3 years; and Mr. Zimpleman, 32 years.

        The table below provides for the estimated maximum annual retirement benefits for employees hired prior to January 1, 2002 that a hypothetical participant would be entitled to receive under the combined retirement plans. This table applies to Messrs. Griswell, Aschenbrenner, Gersie and Zimpleman (unless they would realize greater benefits under the cash balance formula). These benefits are computed on a straight-life annuity basis, age 65 retirement, reduction of an annual social security benefit of $21,408 (maximum allowed in 2004), and the number of credited years of service and average final compensation equal to the amounts indicated. A participant whose maximum credited years of service exceed 35 years upon retirement at age 65 will be entitled to benefits substantially comparable to the benefits available to a participant whose credited years of service equal 35 years upon retirement at age 65.

Pension Plan Table
Traditional Formula

	Years of Service
Remuneration
	10	15	20	25	30	35
$800,000.00	$142,455	$213,682	$284,910	$356,137	$427,365	$498,592
$900,000.00	$161,026	$241,539	$322,053	$402,566	$483,079	$563,592
$1,000,000.00	$179,598	$269,397	$359,195	$448,994	$538,793	$628,592
$1,100,000.00	$198,169	$297,254	$396,338	$495,423	$594,507	$693,592
$1,200,000.00	$216,741	$325,111	$433,481	$541,851	$650,222	$758,592
$1,300,000.00	$235,312	$352,968	$470,624	$588,280	$705,936	$823,592
$1,400,000.00	$253,883	$380,825	$507,767	$634,709	$761,650	$888,592
$1,500,000.00	$272,455	$408,682	$544,910	$681,137	$817,365	$953,592
$1,600,000.00	$291,026	$436,539	$582,053	$727,566	$873,079	$1,018,592
$1,700,000.00	$309,598	$464,397	$619,195	$773,994	$928,793	$1,083,592
$1,800,000.00	$328,169	$492,254	$656,338	$820,423	$984,507	$1,148,592
$1,900,000.00	$346,741	$520,111	$693,481	$866,851	$1,040,222	$1,213,592
$2,000,000.00	$365,312	$547,968	$730,624	$913,280	$1,095,936	$1,278,592
$2,100,000.00	$383,883	$575,825	$767,767	$959,709	$1,151,650	$1,343,592
$2,200,000.00	$402,455	$603,682	$804,910	$1,006,137	$1,207,365	$1,408,592
$2,300,000.00	$421,026	$631,539	$842,053	$1,052,566	$1,263,079	$1,473,592
$2,400,000.00	$439,598	$659,397	$879,195	$1,098,994	$1,318,793	$1,538,592
$2,500,000.00	$458,169	$687,254	$916,338	$1,145,423	$1,374,507	$1,603,592
$2,600,000.00	$476,741	$715,111	$953,481	$1,191,851	$1,430,222	$1,668,592

        The cash balance formula applies to employees hired on or after January 1, 2002. The projected annual lifetime annuity amount under the cash balance formula for Mr. McCaughan is $62,005.92. This projects the December 31, 2004 account balance to age 65 using the minimum interest rates and actuarial equivalent conversion factors as outlined in the plan.

        Company assets are set aside in a rabbi trust to provide SERP benefits, but the SERP is considered unfunded and is not subject to the fiduciary requirements of ERISA. The assets of the trust will remain available to other creditors of the Company in the event of insolvency. The executives have no claim to any trust fund assets. Benefits are payable from the trust upon retirement from the Company. The earliest retirement eligible age is 57 with 10 years of service.

Excess Plan

        Principal Life maintains a qualified and nonqualified 401(k) retirement plan. The qualified 401(k) plan allows for 1-15% deferral of base compensation and 1-100% of awards under the PrinPay Plan or other annual incentive plan applicable to the executive, up to the deferral and compensation limits imposed by the Internal Revenue Service on qualified plans. Principal Life provides matching contributions, in cash, of 50% of deferrals, with a maximum deferral of 6% being matched. Twenty-one investment options (consisting of Principal Life Insurance Company separate accounts, as well as the Company's Common Stock) are available in which plan participants can direct their investments. Distributions from the plan are allowed at various occurrences, including termination of employment (applicable IRS early withdrawal penalties may apply), death, disability, and retirement; in the event of a financial hardship; and on or after age 59 1/2 with five years of service.

        The nonqualified 401(k) retirement plan (referred to as the Excess Plan) provides for additional deferral of compensation in excess of the deferral and compensation limits imposed by the Internal Revenue Service on qualified plans. The Excess Plan allows for 1-15% deferral of base compensation and 1-100% of awards under the PrinPay Plan or other annual incentive plan applicable to the executive, without regard to the deferral and compensation limits imposed by the Internal Revenue Service on qualified plans. The Company provides matching contributions, in cash, of 50% of deferrals, with a maximum deferral of 6% being matched. Seventeen investment options (consisting of Principal Investors Funds mutual funds, and an option tracking the performance of the Common Stock) are available in which plan participants can direct their investments. Distributions from the plan are allowed at various occurrences, including termination of employment, death, disability, and retirement; in the event of an unforeseeable emergency; and in years prior to 2005 for any other reason with a 10% penalty.

        Assets are set aside in a rabbi trust to provide the Excess Plan account values, but the Excess Plan is considered unfunded and is not subject to the fiduciary requirements of ERISA. The assets of the trust will remain available to general creditors of Principal Life in the event of insolvency. The executives have no claim to any trust fund assets.

Employment Agreements

        From May 19, 2000 through March 31, 2004, the Company had an employment agreement with J. Barry Griswell, the Company's then President and Chief Executive Officer, for a three-year period from the date the agreement was entered, with provision for automatic extension. Under this agreement, Mr. Griswell's annual salary was originally established at $850,000 but was periodically adjusted in accordance with the Company's regular policy, and Mr. Griswell participated in the Company's annual and long-term incentive compensation plans and qualified and non-qualified savings and retirement plans. The employment agreement also provided for certain severance benefits in the event his employment was terminated under certain circumstances.

        The Company entered into a new employment agreement dated April 1, 2004 with J. Barry Griswell pursuant to which Mr. Griswell will continue in his capacity as the Company's Chairman, President and Chief Executive Officer for an employment term of three years from such date. This three-year term will automatically be extended for additional two-year terms unless either Mr. Griswell or the Company notifies the other of the intention not to extend the agreement. Under this agreement, Mr. Griswell's annual salary was established at $1,000,000, but it will be periodically adjusted in accordance with the Company's regular policy, and Mr. Griswell participates in the Company's annual and long-term incentive compensation plans and qualified and non-qualified savings and retirement plans.

        The new employment agreement provides that Mr. Griswell will be entitled to certain severance benefits in the event that his employment terminates under certain circumstances. These benefits are substantially similar to the severance benefits to which Mr. Griswell would be entitled pursuant to the "change of control" agreement described below.

        On March 14, 2002, the Company agreed to hire James P. McCaughan as Executive Vice President and Global Head of Asset Management of Principal Life. Mr. McCaughan's base salary was established at $500,000. Mr. McCaughan also received reimbursement of certain relocation and moving costs. Mr. McCaughan participates in the Company's annual and long-term incentive compensation plans and qualified and non-qualified savings and retirement plans. Mr. McCaughan's target award opportunities under the PrinPay Plan or Annual Incentive Plan, as applicable, the Long-Term Performance Plan and the Stock Incentive Plan are set at 250%, 50% and 200% of his base salary, respectively.

        Should Mr. McCaughan's employment be terminated without "cause," as that term is defined in the change of control agreement described below, the Company has agreed to pay him one year's base compensation, and one year's PrinPay award at 100% of all relevant targets, and any other accrued entitlements in accordance with the terms of the relevant plan.

        The Company has entered into "change of control" employment agreements with Mr. Griswell and each of the other Named Executive Officers. The purpose of these agreements is to assure the covered executive that, following a "change of control" (as defined in the agreements and as set forth below) or related events, he will receive substantially comparable compensation and benefits and have substantially comparable terms and conditions of employment as those he enjoyed prior to the occurrence of such event. To that end, in the event of a change of control, these agreements:

  •
  mandate that the executive receive specified levels of salary, incentive compensation and benefits for a period of not less than two years following the occurrence of a change of control;

  •
  provide for the immediate vesting of all options and shares of restricted stock and restricted stock units then held by each executive, unless, in the case of a merger or similar acquisition, the applicable acquisition agreement provides that the options are to be assumed by the acquirer, in which case only the restricted stock and restricted stock units will vest;

  •
  provide for a payment to be made to each executive, within 10 days of a change of control, of a pro rata portion of any annual bonus and/or long-term incentive award then outstanding, in respect of the applicable periods prior to the change of control;

  •
  provide that, within 10 days of a change of control, the outstanding account balances for each executive under any non-qualified deferral or supplemental benefits program, whether vested or unvested, will vest and be paid; and

  •
  assure each executive of receiving a specified level of termination benefits in the event that his employment is terminated without "cause" or by the executive voluntarily for "good reason." A termination by his or her employer without cause or by the executive for good reason is hereafter called a "qualifying termination."

        For this purpose, "good reason" means adverse changes in the terms and conditions of the executive's employment, including:

  •
  any failure to pay the executive's base salary or any required increase in salary;

  •
  any failure to pay the executive's annual bonus or any reduction in the executive's annual bonus opportunity;

  •
  any material adverse change in the executive's position (including offices, titles or reporting requirements, but not reporting responsibilities), authority or duties under the agreement; or

  •
  any material reduction in the executive's aggregate compensation and benefits or relocation of the executive to any office or location other than the location at which he worked prior to the change of control.

        The benefits to be paid or provided under the agreements upon a qualifying termination include:

  •
  a lump sum severance benefit equal to three times the sum of the executive's annual base salary, target annual bonus and annualized target long-term bonus; provided that the annualized target long-term bonus will not be included as part of the severance benefits if the executive's termination occurs on or after the third anniversary of the date we first made a grant of stock options to a peer executive, which was April 29, 2002 (and Mr. Griswell's payment would not include his annualized long-term bonus);

  •
  the immediate vesting of all stock options and shares of restricted stock or similar awards then held;

  •
  a pro-rated annual bonus for the year of termination and a pro-rated long-term incentive plan payment for each cycle then in progress, minus, in each case, the amount, if any, paid in respect of such annual or long-term incentive plan at the time of the change of control;

  •
  the unpaid account balances under any non-qualified deferral or supplemental benefits program, whether vested or unvested;

  •
  the lump sum value of the additional retirement benefits the executive would have accrued had he become fully vested in all such previously-unvested benefits, accrued three additional years of service and received the lump-sum severance benefits described above, excluding the long-term incentive plan bonuses, as covered compensation during such assumed additional years of service;

  •
  an additional payment to offset any excise tax imposed under section 4999 of the Internal Revenue Code, but only if the after-tax amount of the additional payment would exceed 10% of the after-tax benefits the executive would receive if the executive's benefits were limited to an amount such that the payments would not be subject to the excise tax; and

  •
  the reimbursement for legal fees and other related expenses required to secure, preserve or obtain benefits under the agreements.

        In addition, until the third anniversary of the date of the executive's termination, the executive shall continue to receive welfare benefits, including medical, prescription, dental, disability, salary continuance, individual life, group life, accidental death and travel accident insurance plans and programs, which are at least as favorable as the most favorable programs at the same costs applicable to peer executives and their families who are actively employed after such termination date.

        Mr. Griswell has agreed that for three years, and the other Named Executive Officers have agreed that for one year, following a termination of employment that results in the executive receiving the severance benefits described above, the executive will not engage or participate in, or become employed by or serve as a director of or consultant to, a competing business; nor will the executive solicit employees or customers, or interfere with the Company's relationship with its employees or customers.

        For purposes of these agreements, a change of control will mean any one or more of the following events:

  •
  any person becoming the beneficial owner of 25% or more of the Common Stock;

  •
  the individuals then serving as members of the Board who were members of the Board as of the date of the agreements cease for any reason to constitute at least a majority of the Board, provided that, for this purpose, any subsequently-appointed or elected member of the Board whose election or nomination for election (unless such election, nomination or appointment was in connection with an actual or threatened proxy contest) was approved by a vote or written consent of at least a majority of the incumbent directors then in office and the directors elected or nominated in a manner consistent with the conditions of this provision shall be treated as an incumbent director; or

  •
  the consummation of a merger, reorganization, consolidation or similar transaction other than a transaction immediately following which the shareholders of the Company continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or approval by the shareholders of the Company of a plan or agreement for the sale or other disposition of all or substantially all of its consolidated assets or a plan of liquidation.

        However, if specific conditions are met, a reorganization transaction of the type outlined in the third item above may not trigger the full protection otherwise afforded to management under such agreements because the requisite conditions will afford management reasonable protection that there will be a reasonable continuity of the business conditions that existed prior to the occurrence of such event. These conditions are that:

  •
  immediately following any such transaction, the shareholders of the Company must continue to own more than 40% of the voting securities of the surviving corporation or its ultimate parent corporation;

  •
  no person is or becomes the beneficial owner of 25% or more of the voting securities of the corporation surviving such reorganization transaction, or its parent;

  •
  for two years, directors who were in office immediately preceding the reorganization transaction continue to constitute not less than (i) a majority of the Board if, immediately following any such transaction, the shareholders of the Company continue to own more than 50% of the voting securities of the surviving corporation or its ultimate parent corporation or (ii) one member less than a majority of the Board, if immediately following any such transaction, the shareholders of the Company continue to own more than 40% but less than 50% of the voting securities of the surviving corporation or its ultimate parent corporation; and

  •
  the person who was the chief executive officer of the Company immediately prior to the first to occur of (x) the day prior to the first occurrence of certain events leading to the transaction or (y) the day prior to the effective date of the transaction shall serve as the chief executive officer of the surviving corporation at all times during the period commencing on the effective date and ending on the first anniversary of the effective date.

        If any of the conditions described in the second, third or fourth items above cease to be satisfied during the one-year period following the transaction, then the full benefit of the protection afforded under such agreements will become operative.

ANNUAL REPORT ON FORM 10-K

        Shareholders may obtain without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2004, by calling 800-986-3343, select option 4 twice; by downloading the report from the Investor Relations section of the Company's Internet site at www.principal.com; or by writing to the Company's Investor Relations Department, Principal Financial Group, 711 High Street, Des Moines, Iowa, 50392-0420, Attention: Amy Wiseman.

OTHER MATTERS

        Management is not aware that any matters other than those set forth herein will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto according to their best judgment in the interests of the Company.

DELIVERY OF DOCUMENTS

Householding of Materials

        Pursuant to a notice sent by the Company to its eligible shareholders in 2002 and 2005, the Company is sending only one copy of this proxy statement and the Annual Report to those households in which multiple shareholders share the same address unless the Company has received instructions from a shareholder requesting receipt of separate copies of these materials. If you are a shareholder of the Company who shares the same address as other shareholders of the Company and would like to receive a separate copy of this proxy statement or the Annual Report, please call 800-986-3343, select option 4 twice, or write to the Company's Investor Relations Department, Principal Financial Group, 711 High Street, Des Moines, Iowa, 50392-0420. Indicate which materials you want and the address to which they should be mailed. If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy statements, information statements and annual reports, please contact Computershare Investor Services, LLC at 866-781-1368, or write to them at P.O. Box A3504, Chicago, IL 60690-3504.

Electronic Delivery of Future Annual Meeting Materials

        The Company is offering its shareholders the opportunity to consent to receive future proxy materials and annual reports electronically. Electronic delivery saves the Company a significant portion of the costs associated with printing and mailing annual meeting materials, and the Company hopes that shareholders find this service convenient and useful. You may consent to receive future proxy materials and/or annual reports electronically via e-mail at www.computershare.com. The Company may choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.computershare.com. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of the proxy materials and annual report.

SHAREHOLDER PROPOSALS FOR 2006 MEETING

        In order for shareholder proposals for the 2006 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office in Des Moines, Iowa, no later than December 1, 2005. In addition, all proposals for inclusion in the proxy statement must comply with all of the requirements of SEC Rule 14a-8 under the Exchange Act. In addition, a proposal may not be presented at the 2006 annual meeting and no persons may be nominated for election to the Board at that meeting unless the Company receives notice of the proposal or nomination between January 17, 2006 and February 14, 2006. Your notice should be addressed to Joyce N. Hoffman, Senior Vice President and Corporate Secretary, Principal Financial Group, 711 High Street, Des Moines, Iowa 50392-0300. Your notice must comply with certain other requirements set forth in the Company's By-Laws, a copy of which may be obtained from the Corporate Secretary of the Company.

March 31, 2005

APPENDIX A

PRINCIPAL FINANCIAL GROUP, INC.

2005 DIRECTORS STOCK PLAN

ARTICLE I.
PURPOSE

        The purposes of the "PRINCIPAL FINANCIAL GROUP, INC. 2005 DIRECTORS STOCK PLAN" (the "Plan") are to enable the Company to attract, retain and motivate the best qualified non-employee directors and to enhance a long-term aligning of interests between the non-employee directors and shareholders of the Company by granting equity-based awards as provided herein.

ARTICLE II.
DEFINITIONS

        2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

          1)    "Award" means an Option, an award of Restricted Stock, an award of Restricted Stock Units, or an Other Stock-Based Award.

          2)    "Board" means the Board of Directors of the Company.

          3)    "Code" means the Internal Revenue Code of 1986, as amended.

          4)    "Common Stock" means the common stock of the Company, par value $0.01 per share.

          5)    "Committee" means the Nominating and Governance Committee of the Board or such other committee of the Board as the Board shall designate from time to time.

          6)    "Company" means Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

          7)    "Domestic Partner" means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company.

          8)    "Fair Market Value" means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "applicable exchange"). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

          9)    "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

          10)  "Net Exercised" shall mean the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

          11)  "Option" means the right to purchase one share of Common Stock at a stated purchase price on the terms specified in Article V of the Plan. The Options are nonstatutory stock options not intended to qualify under Section 422 of the Code.

          12)  "Other Stock-Based Award" means an award of, or related to, shares of Common Stock other than an Award of Options, Restricted Stock or Restricted Stock Units, as granted by the Committee in accordance with the provisions of Article VII hereof.

          13)  "Participant" means a member of the Board who is not an officer or employee of the Company or any entity controlling, controlled by, or under common control with the Company, and is not the beneficial owner of a controlling interest in the voting stock of the Company or of any entity that holds a controlling interest in the Company's voting stock.

          14)  "Period of Restriction" means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

          15)  "Plan" means the Principal Financial Group, Inc. 2005 Directors Stock Plan, as set forth herein and as amended from time to time.

          16)  "Prior Plan" means the Principal Financial Group Inc. Directors Stock Plan.

          17)  "Restricted Stock" means an award of Common Stock made pursuant to Article VI that is forfeitable by the Participant until the completion of a specified period of future service as a member of the Board or until otherwise determined by the Committee or in accordance with the terms of the Plan.

          18)  "Restricted Stock Unit" means a contractual right awarded pursuant to Article VI that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service as a member of the Board or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

ARTICLE III.
ADMINISTRATION

        3.1    Rules, Interpretation and Determinations.    The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe the respective option agreements and to make all other determinations and to take all other actions that it deems necessary or advisable for administering the Plan; provided that, no Committee member may participate in any decision with respect to such member's benefits or entitlements under the Plan, unless such decision applies generally to all non-employee directors. Each determination, interpretation or other action made or taken by the Committee shall be final and binding for all purposes and upon all persons.

        3.2    Agents and Expenses.    The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

ARTICLE IV.
SHARES ISSUABLE

        4.1    Number of Shares.    Subject to Section 4.3 below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 500,000. Shares of Common Stock to be issued under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.

        4.2    Canceled, Terminated, or Forfeited Awards.    Any shares of Common Stock subject to an Award (as determined under Section 4.1) or any award made or granted under the Prior Plan which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any Award that are withheld to cover taxes shall not be treated as having been issued under the Plan and (ii) any Options are Net Exercised, only the net number of shares of Common Stock issued in respect of such Options shall be deemed issued under the Plan. In addition, shares of Common Stock tendered to exercise outstanding Options or other Awards or to cover taxes shall also be available for issuance under the Plan (and shall be counted as one share for purposes of Section 4.1), except and unless such shares are tendered more than ten years after the effective date of the Plan.

        4.3    Adjustment Due to Change in Capitalization.    In the event of any Common Stock dividend or split, recapitalization (including, but not limited, to the payment of an extraordinary dividend to the shareholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4.1 or subject to outstanding Awards and the respective exercise prices, if any, applicable to outstanding Awards may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

ARTICLE V.
AWARDS AND TERMS OF OPTIONS

        5.1    Grants of Options.    The Committee shall have the power to grant to any Participant or all Participants Options to purchase such number of shares of Common Stock, and on such terms and conditions, as it shall determine. The Committee may adopt different terms and conditions of each Option, whether granted to different Participants or the same Participant, and whether or not granted at the same time.

        5.2    Exercise Price.    The exercise price for any share of Common Stock subject to an Option shall be not less than the Fair Market Value on the date such Option is granted. No Option granted hereunder may have its exercise price reduced (other than pursuant to the provisions of Section 4.3) unless such action is expressly authorized by shareholder action in accordance with Article VIII.

        5.3    Period of Exercisability.    The Committee shall determine the date or dates at which Options become exercisable. Each Option shall, if not previously exercised in accordance with the terms of the Plan, in all events expire on the tenth (10th) anniversary of the date of the grant thereof. If a Participant shall cease to provide services to the Company, such Participant or, in the case of death, the Participant's estate or beneficiary, may exercise any Option exercisable by the Participant at the date his or her service terminated until the earlier of (A) five (5) years from the date the Participant ceased to provide services to the Company and (B) the tenth (10th) anniversary of the date the Option was granted.

        5.5    Procedure for Exercise.    The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of any Options unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest), subject to such terms and conditions as the Committee shall establish; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee, except that, in no event shall the Company loan a Participant funds or otherwise extend credit to a Participant to facilitate such Participant's exercise of any of his or her Options. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

ARTICLE VI.
RESTRICTED STOCK

        6.1    Standard Grants of Restricted Stock Units.    Unless otherwise determined by the Committee, on the date of each annual meeting of shareholders occurring during the term of the Plan (including, without limitation, the meeting occurring in 2005), each director in office immediately following such shareholders' meeting shall be granted the greatest whole number of Restricted Stock Units having a value (based on the 20-day average of the Fair Market Value preceding such date) not in excess of $75,000 (or such greater or lesser amount as the Committee shall determine from time to time). If a person becomes a member of the Board after the effective date of the Plan other than on the date of an annual meeting of shareholders, on or after the date of such Participant's election to the Board, such Participant shall be granted a number of Restricted Stock Units as determined by the Committee in its sole discretion.

        6.2    Discretionary Grants of Restricted Stock or Restricted Stock Units.    Without limiting the generality of Section 6.1, the Committee may also grant Restricted Stock or Restricted Stock Units to any Participant or all Participants at such times, with respect to such number of shares of Common Stock and on such terms and conditions (including, in the case of any grant made in exchange for foregoing the receipt of fees otherwise payable in cash, a discount in the value of the Common Stock subject to the award to reflect the applicable restrictions on the Award) not inconsistent with the Plan as the Committee shall determine.

        6.3    Agreements; Restrictions on Certificates.    The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        6.4    Restrictions on Transferability.    Except as provided in Section 9.2, no shares of Restricted Stock or Restricted Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall establish the Period of Restriction and the date or dates at which such Period of Restriction shall lapse, in whole or in part, with respect to any award made pursuant to Section 6.2. Unless otherwise determined by the Committee at the time of grant, the Period of Restriction with respect to any award of Restricted Stock Units granted under Section 6.1 shall lapse on the scheduled date of the first annual meeting of shareholders scheduled to occur after the date such Restricted Stock Units are granted. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Period of Restriction applicable to any Restricted Stock or Restricted Stock Units shall not lapse, in whole or in part, at any time after the Participant has ceased to provide services to the Company.

        6.5    Distributions in Respect of Restricted Stock Units.    Unless the Committee shall otherwise determine at or prior to the time of grant, any Restricted Stock Units awarded under Section 6.1 shall not be distributed to a Participant (regardless of when such Restricted Stock Units become vested and nonforfeitable) until after the date the Participant's services as member of the Board terminate. At the time the Committee makes any grant of Restricted Stock Units pursuant to Section 6.2, the Committee shall specify when such Restricted Stock Units shall be distributed.

        6.6    Rights as a Shareholder.    Unless otherwise determined by the Committee at the time of grant and subject to Section 6.7, Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction. A Participant receiving Restricted Stock Units shall not have any rights as a shareholder prior to the actual issuance of Common Stock in respect thereof in accordance with Section 6.5, except that the Participant shall be entitled to payment of dividend equivalents on such rights equal to the dividends that would have been payable (or accumulated, pursuant to Section 6.6) had the corresponding equity rights been actual shares of Restricted Stock.

        6.7    Dividends and Dividends Equivalents.    Unless otherwise determined by the Committee at the time of grant, (i) any cash dividends paid on shares of Restricted Stock will not be paid currently, but rather will be credited to an account established for the Participant and invested in additional shares of Common Stock based on the Fair Market Value on the distribution date for such dividends, (ii) any distributions paid on Restricted Stock in property other than Common Stock shall be converted into cash, which will be treated in the same manner as any cash dividends, (iii) any dividends or distributions paid on Restricted Stock in shares of Common Stock will be held for the benefit of the Participant and (iv) any additional shares credited to or held for a Participant pursuant to this Section 6.7 in respect of any such dividends or distributions on Restricted Stock shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award in respect of which they were paid. With respect to any grant of Restricted Stock Units, there will be credited to an account established for the Participant dividend equivalents in respect of the dividends and distributions paid on that number of outstanding shares of Common Stock corresponding to the shares subject to such Award and such account will be administered in substantially the same manner as the account established for a Participant hereunder in respect of dividends and distributions paid on Restricted Stock (including, without limitation, the condition pertaining to vesting and forfeiture).

        6.8    Termination of Service.    Unless otherwise determined by the Committee at or after the time of grant, in the event the service of the Participant as member of the Board shall terminate for any reason, any Restricted Stock or Restricted Stock Units awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

ARTICLE VII
OTHER STOCK-BASED AWARDS

        7.1    Other Stock Based Awards.    The Committee may make Other Stock-Based Awards, including, but not limited to, the outright grant of Common Stock in satisfaction of obligations of the Company under another compensatory plan, program or arrangement, modified awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Common Stock, in such amounts and subject to such terms and conditions as the Committee shall determine. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

        7.2    Termination of Employment or Service.    In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of termination of services as a member of the Board upon the rights of a Participant in respect of such Award.

ARTICLE VIII
TERMINATION, MODIFICATION AND AMENDMENT

        The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option may be granted or otherwise permit the repricing of any outstanding Options (other than in the context of a transaction referenced in Section 4.3), (iii) extend the maximum term for Options granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

ARTICLE IX
GENERAL PROVISIONS

        9.1    No Right to Remain as a Director.    The Plan shall not impose any obligations on the Company to retain any Participant as a Director nor shall it impose any obligation on the part of any Participant to remain in service to the Company.

        9.2    Transferability.    No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 9.3 below, by will or by the laws of descent and distribution; provided that the Committee may, in the appropriate award agreement or otherwise, permit transfers of Awards to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

        9.3    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death. Each designation will revoke all prior designations by the same Participant with respect to all Awards previously granted, shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant's lifetime. In the absence of any such effective designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

        9.4    Rights as a Stockholder.    No Participant nor any beneficiary thereof shall have any rights as a stockholder with respect to any shares of Common Stock covered by any Award until such person shall have become the holder of record of such shares.

        9.5    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        9.6    Term of Plan.    The Plan shall be effective upon the date, if any, on which it is approved by the Company's shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Article VIII above, until the tenth anniversary of the date of such shareholder approval.

        9.7    Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

        9.8    No Constraint on Corporate Action.    Except as provided in Article VIII above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

        9.9    Indemnification.    Each member of the Board and the Committee shall be indemnified and held harmless by the Company (or, if applicable, any affiliate of the Company) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or the Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's (or, if appropriate, an affiliate's) approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company (or, if applicable, an affiliate) an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

        9.10    Deferral of Payment.    At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

        9.11    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

APPENDIX B

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF PRINCIPAL FINANCIAL GROUP, INC.

        The Audit Committee is appointed by the Board to monitor (1) the integrity of the financial reporting processes and systems of internal accounting and financial controls of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the qualifications and independence of the Company's primary independent auditor, and (4) the performance of the Company's internal and primary independent auditors. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. It is the responsibility of the Audit Committee to maintain free and open communications between the Audit Committee, independent and internal auditors, management and the Board of Directors.

        The members of the Audit Committee shall meet the composition, independence and financial expertise requirements of the New York Stock Exchange Listing Standards and Section 10A of the Securities Exchange Act of 1934, and the rules promulgated thereunder. The members and the chairperson of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. In the absence of the chairperson, the chairperson of the Board may appoint an acting chairperson of the Audit Committee.

        The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of all of the work the Company's primary independent auditor performs for the Company, whether audit, audit related, tax or other, and have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or primary independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        The Audit Committee shall meet not less than four times per year and shall make regular reports to the Board addressing such matters as the quality and integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements and the performance of the independent and internal auditors. Director's fees (including equity grants) are the only compensation that an Audit Committee member may receive from the Company.

        The Audit Committee shall:

          1.     Annually evaluate Committee performance and compliance with this Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish this Charter at least every three years in accordance with SEC regulations.

          2.     Review the annual audited and quarterly financial statements with management and the primary independent auditor, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee shall make a recommendation to the Board as to whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

          3.     Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made).

          4.     Receive timely reports from the Company's primary independent auditor of (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles for policies and procedures relating to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors; and (3) other material written communications between the primary independent auditor and management.

          5.     Review an analysis prepared by management and the primary independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          6.     Review with the primary independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          7.     In consultation with management, the primary independent auditor and internal auditors, consider the integrity of the Company's financial reporting processes and controls. Review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          8.     Review major changes to the Company's auditing and accounting principles and practices as suggested by the primary independent auditor, internal auditor or management.

          9.     Review annually the effect of regulatory and accounting initiatives on the Company's financial statements.

          10.   Review annually the effect of off-balance sheet structures, if any, on the Company's financial statements.

          11.   Appoint the primary independent auditor and approve all audit engagement fees and terms with the primary independent auditor, which firm shall be selected by and is directly accountable to the Audit Committee. The Audit Committee is directly responsible for the oversight of the primary independent auditor.

          12.   Assure the regular rotation of the lead audit partner, the concurring partner and other audit partners of the primary independent auditor engaged in the annual audit, to the extent required by law.

          13.   Evaluate the performance of the primary independent auditor and, if so determined by the Audit Committee, replace the primary independent auditor.

          14.   Pre-approve all engagements and compensation to be paid to the primary independent auditor consistent with the Principal Financial Group, Inc. Policy on Auditor Independence. The pre-approval of engagements may be delegated to a single member of the Audit Committee.

          15.   Receive periodic written reports from the primary independent auditor delineating all relationships between the auditor and the Company; discuss such reports with the auditor on an annual basis, and if so determined by the Audit Committee, take appropriate action to satisfy itself of the independence of the auditor.

          16.   At least annually review the independent auditor's internal quality control procedures; and review any material issues raised by the most recent internal quality control review, or peer review of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

          17.   Review the primary independent auditor's audit plan and discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

          18.   Discuss with the primary independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 or other applicable authority relating to the conduct of the audit.

          19.   Review the appointment, performance and replacement of the senior internal auditing executive. The Audit Committee is directly responsible for the oversight of the internal auditor.

          20.   Review the significant issues reported to management prepared by the internal auditing department and management's responses. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          21.   Annually, or as may be more frequently needed, review the budget, plan, changes in plan, activities, organization structure and qualification of the internal audit department.

          22.   Obtain reports from management, the Company's senior internal auditing executive, chief compliance officer and the primary independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Statement of Business Practices.

          23.   Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          24.   Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Statement of Business Practices.

          25.   Review with the Company's counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          26.   Review the Company's policies with respect to risk assessment and risk management.

          27.   Set clear hiring policies for employees or former employees of the primary independent auditor.

          28.   Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review the complaints received and handling of such complaints.

          29.   Review personal loans the Company has to directors and executive officers.

          30.   Meet at least annually with the senior internal auditing executive, the chief compliance officer, the general counsel, the primary independent auditor, and management in separate executive sessions.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the primary independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the primary independent auditor or to assure compliance with laws and regulations and the Company's Statement of Business Practices.

Last Amended March 1, 2005

APPENDIX C

PRINCIPAL FINANCIAL GROUP, INC.

2005 STOCK INCENTIVE PLAN

SECTION 1.
 PURPOSE

        The purpose of the "PRINCIPAL FINANCIAL GROUP, INC. 2005 STOCK INCENTIVE PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and its subsidiaries and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company's and its Subsidiaries' employees and agents, and (c) enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

SECTION 2.
 DEFINITIONS

        (a)    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

          (1)   "Agent" means each insurance agent (whether or not a statutory employee) and each other individual providing personal service to the Company or any Subsidiary who, in either case, is not an Employee.

          (2)   "Approved Retirement" means termination of a Participant's employment or service (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates or (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 50 and completing such period of service as the Committee shall determine from time to time.

          (3)   "Award" means an Option, SAR, award of Restricted Stock or Performance Shares, an award of Restricted Stock Units or Performance Units or an Other Stock-Based Award.

          (4)   "Beneficial Owner" means such term as defined in Rule 13d-3 under the Exchange Act.

          (5)   "Board" means the Board of Directors of the Company.

          (6)   "Cause" means (i) dishonesty, fraud or misrepresentation, (ii) the Participant's engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (v) a violation by the Participant of any policy of the Company or any Subsidiary.

          (7)   "Change of Control" means the occurrence of any one or more of the following:

              (i)  any SEC Person becomes the Beneficial Owner of 25% or more of the Common Stock or of Voting Securities representing 25% or more of the combined voting power of all Voting Securities of the Company (such an SEC Person, a "25% Owner"); or

             (ii)  the Incumbent Directors cease for any reason to constitute at least a majority of the Board (other than in connection with a Merger of Equals); or

            (iii)  consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a "Reorganization Transaction") other than a Reorganization Transaction (x) following which the Continuity of Ownership is more than 60% or (y) which is (and continues to qualify as) a Merger of Equals; or

            (iv)  consummation of a plan or agreement that has been approved by the shareholders of the Company for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company; or

             (v)  any other event or circumstance (or services of events or circumstances) that the Board shall determine to constitute a Change of Control.

          (8)   "Change of Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

          (9)   "Code" means the Internal Revenue Code of 1986, as amended.

          (10) "Committee" means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time.

          (11) "Common Stock" means the common stock of the Company, par value $0.01 per share.

          (12) "Company" means Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

          (13) "Continuity of Ownership" of a stated percentage means that the SEC Persons who were the direct or indirect owners of the outstanding Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction became, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both the stated percentage of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing the stated percentage of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction.

          (14) "Disability" means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.

          (15) "Domestic Partner" means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company or Subsidiary which employs the Participant.

          (16) "Employee" means any employee (including each officer) of the Company or any Subsidiary.

          (17) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (18) "Executive Officer" means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

          (19) "Fair Market Value" means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "applicable exchange"). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

          (20) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

          (21) "Imminent Control Change Period" means the period commencing on the date any one or more of the following events occurs (or the first of such events in a series of such events) and ending on the date on which a Change of Control or a Merger of Equals occurs:

              (i)  The Company enters into an agreement the consummation of which would constitute a Change of Control;

             (ii)  Any SEC Person attempts to become a 25% Owner, as evidenced by filing or other certification of notice of such intent with any state's governmental agency established to regulate the insurance industry, which, if consummated, would constitute a Change of Control;

            (iii)  Any SEC Person commences a "tender offer" (as such term is used in Section 14(d) of the Exchange Act) or exchange offer, which, if consummated, would result in a Change of Control; or

            (iv)  Any SEC Person files with the SEC a preliminary or definitive proxy solicitation or election contest to elect or remove one or more members of the Board, which, if consummated or effected, would result in a Change of Control;

  provided, however, that an Imminent Control Change Period will lapse upon the occurrence of any of the following:

              (A)  With respect to an event described in clause (i) of this definition, the date such agreement is terminated, cancelled or expires without a Change of Control or Merger of Equals occurring;

              (B)  With respect to an event described in clause (ii) of this definition, the date such filing or other certification is withdrawn, expires or is denied or otherwise rejected by the relevant state regulators without a Change of Control or Merger of Equals occurring;

              (C)  With respect to an event described in clause (iii) of this definition, the date such tender offer or exchange offer is withdrawn or terminates without a Change of Control or Merger of Equals occurring;

              (D)  With respect to an event described in clause (iv) of this definition, (1) the date the validity of such proxy solicitation or election contest expires under relevant state corporate law, or (2) the date such proxy solicitation or election contest culminates in a stockholder vote, in either case without a Change of Control or Merger of Equals occurring; or

              (E)  The date a majority of the Incumbent Directors makes a good faith determination that any event or condition described in clause (i), (ii), (iii) or (iv) of this definition is no longer likely to result in a Change of Control, provided that such determination may not be made prior to the six (6) month anniversary of the occurrence of such event.

          (22) "Incentive Stock Option" (ISO) means an option within the meaning of Section 422 of the Code.

          (23) "Incumbent Directors" means, as of any date, the individuals then serving as members of the Board who were also members of the Board as of the date two years prior to the date of determination; provided that any member appointed or elected as a member of the Board after such prior date, but whose election, or nomination for election, was approved by a vote or written consent of at least a majority of the directors then comprising the Incumbent Directors shall also be considered an Incumbent Director unless such person's election, or nominated for election, to the Board was as a result of, or in connection with, a proxy contest or a Reorganization Transaction.

          (24) "Merger of Equals" means the occurrence of a Reorganization Transaction that satisfies all of the following:

              (i)  the consummation of such Reorganization Transaction results in Continuity of Ownership of at least 40%, but not more than 60%; and

             (ii)  an SEC Person does not become a 25% Owner as a result of such Reorganization Transaction; and

            (iii)  throughout the period beginning on the effective date of the event and ending on the second anniversary of such effective date, the Incumbent Directors continue to constitute not less than

              (A)  a majority of the Board, if subclause (i) of this definition is satisfied because the Reorganization Transaction resulted in Continuity of Ownership of at least 50%, but not more than 60%; or

              (B)  one (1) member less than a majority of the Board, if subclause (i) of this definition is satisfied because the Reorganization Transaction resulted in Continuity of Ownership of at least 40%, but less than 50%; and

            (iv)  the person who was the Chief Executive Officer of the Company immediately prior to the first to occur of (x) the day prior to the beginning of the Imminent Control Change Period or (y) the day prior to the effective date of the Reorganization Transaction shall serve as the Chief Executive Officer of the Surviving Corporation at all times during the period commencing on the effective date of the Reorganization Transaction and ending on the first anniversary thereof, provided that this condition shall not fail to be satisfied due to the death or Disability of the Chief Executive Officer;

  provided, however, that a Reorganization Transaction shall cease to be considered a Merger of Equals (and shall instead be treated as a Change of Control) from and after the first date:

              (A)  during the two year period following the date as of which such Reorganization Transaction occurs that any of the conditions of any of clause (ii), (iii) or (iv) of this definition shall not be satisfied; or

              (B)  prior to the first anniversary of the effective date of the Reorganization Transaction, the Company shall make a filing with the Securities and Exchange Commission, issue a press release, or make a public announcement to the effect that the Surviving Corporation is seeking or intends to seek a replacement for its Chief Executive Officer (other than due to the death or Disability of such person), whether such replacement is to become effective before or after such first anniversary.

          (25) "Net Exercised" shall mean the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

          (26) "Nonstatutory Stock Option" (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

          (27) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option" (NSO)).

          (28) "Other Stock-Based Award" means an award of, or related to, shares of Common Stock other than an Award of Options, SAR, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 9 hereof.

          (29) "Participant" means any Employee or Agent designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

          (30) "Performance Criteria" means the objectives established by the Committee for a Performance Period pursuant to Section 7(c) for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

          (31) "Performance Period" means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

          (32) "Performance Share" means an award granted pursuant to Section 7 of the Plan of a contractual right to receive one share of Common Stock (or the Fair Market Value thereof in cash or any combination of cash and Common Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.

          (33) "Performance Unit" means an award granted pursuant to Section 7 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant's local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Common Stock or any combination thereof.

          (34) "Period of Restriction" means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

          (35) "Prior Plan" means the Principal Financial Group Inc. Stock Incentive Plan.

          (36) "Reorganization Transaction" shall have the meaning ascribed thereto in the definition of Change of Control.

          (37) "Restricted Stock" means an award of Stock made pursuant to Section 6 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.

          (38) "Restricted Stock Unit" means a contractual right awarded pursuant to Section 6 that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

          (39) "SAR" means a stock appreciation right granted under Section 8 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in Common Stock (unless otherwise determined by the Committee at the time of grant), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

          (40) "SEC Person" means any person (as such term is defined in Section 3(a)(9) of the Exchange Act) or group (as such term is used in Rule 13d-5 under the Exchange Act), other than an affiliate or any employee benefit plan (or any related trust) of the Company or any of its affiliates.

          (41) "Subsidiary" means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

          (42) "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

          (43) "25% Owner" shall have the meaning ascribed thereto in the definition of Change of Control.

          (44) "Voting Securities" means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

SECTION 3.
 POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS

        (a)    Power to Grant.    The Committee shall determine those Employees and/or Agents to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

        (b)    Rules, Interpretations and Determinations.    The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

        (c)    Delegation of Authority.    The Committee may delegate to the Company's Chief Executive Officer and/or to such other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person's delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

        (d)    Restrictive Covenants and Other Conditions.    Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant's employment or service with the Company and its Subsidiaries and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

        (e)    Participants Based Outside the United States.    To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States ("Non-US Awards"), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances ("Subplans"), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee's decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company or a Subsidiary, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant's salary or compensation under the Participant's employment with the Participant's local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee's discretion, such payments may be made in a lump sum or in installments.

        (f)    Maximum Individual Grants.    Subject to adjustment as provided in Section 4(d), no Participant shall be granted (i) Options or SARs (with tandem Options and SARs being counted only once with respect to this limit) during any 36-month period with respect to more than 3,000,000 shares of Common Stock or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards during any 12-month period that are denominated in shares of Common Stock with respect to more than 250,000 shares of Common Stock. In addition to the foregoing, the maximum dollar value payable to any participant in any 12-month period with respect to Performance Units and/or Other Stock-Based Awards that are valued with reference to cash or property other than shares of Common Stock is $10,000,000.

        (g)    Dividends and Dividends Equivalents.    Unless otherwise determined by the Committee at the time of grant, to the extent that shares of Common Stock are issued at the time of grant of any Award under the Plan, the Participant shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to such Award on which such dividends or distributions were paid. To the extent that shares of Common Stock are not issued at the time of the grant of any Award, the Committee shall determine whether, and to what extent, the Participant shall be entitled to receive the payment of dividend equivalents in respect of that number of outstanding shares of Common Stock corresponding to the shares subject to such Award. Unless otherwise determined by the Committee at or after grant, any additional shares credited in respect of any dividends or dividend equivalents payable in respect of any shares of Common Stock subject to any Award shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award in respect of which they are payable (including, with respect to any Award that will become earned and vested upon the attainment of Performance Criteria, the achievement of such Performance Criteria).

SECTION 4.
 COMMON STOCK SUBJECT TO PLAN

        (a)    Number.    Subject to Section 4(d) below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 24,000,000. The number of shares of Common Stock subject to an Option or SAR shall be counted against such limit as one share for each share issued or issuable, provided that when a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit (and for purposes of the provisions of Section 4(b) below). Without limiting the generality of the foregoing, the maximum number of shares as to which Incentive Stock Options may be granted shall not exceed 10 million shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

        (b)    Canceled or Terminated Awards.    Any shares of Common Stock subject to an Award (as determined under Section 4(a)) or any award made or granted under the Prior Plan which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any Award that are withheld to cover taxes shall not be treated as having been issued under the Plan and (ii) any SARs are settled in shares of Common Stock or any Options are Net Exercised, only the net number of shares of Common Stock issued in respect of such SARs or Options shall be deemed issued under the Plan. In addition, shares of Common Stock tendered to exercise outstanding Options or other Awards or to cover taxes shall also be available for issuance under the Plan (and shall be counted as one share for purposes of Section 4(a)), except and unless such shares are tendered more than ten years after the effective date of the Plan.

        (c)    Repurchased Shares.    In addition to the shares otherwise authorized for issuance hereunder, any shares of Common Stock that are acquired by the Company through the application of the cash proceeds received in connection with the exercise of Options shall also be available for issuance under the Plan in the same manner as though such shares had been tendered to exercise the corresponding Options.

        (d)    Adjustment Due to Change in Capitalization.    In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the shareholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4(a) or subject to outstanding Awards and the respective exercise prices or base prices, if any, applicable to outstanding Awards may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

        (e)    Assumption of Options and Other Equity-Based Awards.    In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provided options and/or other awards in respect of the Common Stock upon the assumption or in substitution of existing equity-based awards for other securities held by employees and other service providers of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the limits set forth under Section 4(a) (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted in respect of the employees and service providers of such acquired business.

SECTION 5.
 STOCK OPTIONS

        (a)    Grant of Options.    Subject to the provisions of Section 3(f) and Section 4 above, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

        (b)    Exercise Price.    Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. No Option granted hereunder may have its exercise price reduced (other than pursuant to the provisions of Section 4(d)) unless such action is expressly authorized by shareholder action in accordance with Section 11.

        (c)    Exercise of Options.    The Committee shall determine the exercise schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all or a portion of such Option shall be exercisable, and may establish performance-based conditions to the exercise of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Except as otherwise expressly provided in the Plan (i) upon a termination of employment due to death, Disability or Approved Retirement or (ii) in connection with a Change of Control, and unless the Committee shall determine that special circumstances (including, but not limited to, the achievement of performance objectives) justify an exception, the minimum period of service required to exercise an Option, in whole or in part, shall be one year. Subject to the provisions of this Section 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.

        (d)    Payment.    The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

        (e)    Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422.

        (f)    Termination of Employment or Service.

          (i)    Due to Death.    In the event a Participant's employment or service terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below, at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the third (3rd) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant's death.

          (ii)    Due to Disability.    In the event a Participant's employment or service is terminated by reason of Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below), at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the third (3rd) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant's termination of employment or service.

          (iii)    Approved Retirement.    In the event a Participant's employment or service terminates by reason of Approved Retirement, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below), at any time prior to the expiration date of the term of the Options (or such shorter period following the Participant's Approved Retirement as the Committee shall determine at the time of grant).

          (iv)    Termination of Employment For Cause or Resignation.    In the event a Participant's employment or service is terminated by the Company or any Subsidiary for Cause or by the Participant other than due to the Participant's death, Disability or Approved Retirement, any Options granted to such Participant that have not yet been exercised shall expire at the time of such termination and shall not be exercisable thereafter.

          (v)    Termination of Employment for Any Other Reason.    Unless otherwise determined by the Committee at or following the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 5(f)(i), (ii), (iii), or (iv) above, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment or service may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary, or, if none is named, by the person determined in accordance with Section 12(b)), at any time prior to the expiration of the term of the Options or the ninetieth (90th) day following the Participant's termination of employment or service, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment or service shall expire at the time of such termination and shall not be exercisable thereafter.

SECTION 6.
 RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        (a)    Grant of Restricted Stock.    The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.

        (b)    Restrictions on Transferability.    Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock;

provided, however, that, except as otherwise expressly provided in the Plan the Period of Restriction with respect to any such Award shall not be less than three years but may lapse ratably over such three year Period of Restriction. Notwithstanding the foregoing, such minimum three-year Period of Restriction shall not be applicable with respect to any grant made to a newly-hired employee made to compensate for equity-based or other forms of compensation forfeited from a prior employer or grants made in satisfaction of incentive or other compensation payable to the Participant in respect of service to the Company or any of its Subsidiaries. The Committee may provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the achievement of performance criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 7(c), provided, however, that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as other performance based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Share Awards under Section 7(d) and subject to the certification required under Section 7(e).

        (c)    Rights as a Shareholder.    Unless otherwise determined by the Committee at the time of grant and subject to Section 3(g), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.

        (d)    Termination of Employment Due to Approved Retirement, Disability or Death.    Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment or service terminates by reason of Approved Retirement, any shares related to Restricted Stock held by such Participant shall become non-forfeitable at the time the restrictions would have lapsed had the Participant continued in employment; provided, however, that the Committee may waive any forfeiture and transfer restrictions with respect to up to the portion of the Award as is necessary for the Participant to satisfy any applicable tax withholding obligations in connection with such Award arising at the time of such termination of employment. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment or service terminates by reason of Disability or death, any shares related to Restricted Stock held by such Participant shall become non-forfeitable on the date of termination.

        (e)    Termination of Employment for Any Other Reason.    Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 6(d), any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

        (f)    Restricted Stock Units.    The Committee may elect to grant any Participant Restricted Stock Units, which are intended to be the economic equivalent of an award of Restricted Stock. Any such Restricted Stock Units Award shall be made on substantially the same terms as apply to an Award of Restricted Stock under this Section 6, except that a Participant receiving such Award shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(g), the Committee may authorize the payment of dividend equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock).

SECTION 7
 PERFORMANCE SHARES AND PERFORMANCE UNITS

        (a)    Generally.    The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (the duration of Performance Periods may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Performance Periods may be no shorter than twelve months. Each grant of Performance Shares and Performance Units shall be evidenced in writing and shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

        (b)    Earned Performance Shares and Performance Units.    Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change of Control, as the Committee shall determine, either at or after the time of grant. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant completing a minimum period of service following the date of grant or on such other conditions as the Committee shall specify.

        (c)    Performance Criteria.    At the discretion of the Committee, Performance Criteria may be based on the total return to the Company's shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, cash flow, earnings per share, return on invested capital, return on assets, economic value added, improvements in or attainment of working capital levels, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of Awards to Executive Officers intended to be other performance-based compensation under Section 162(m)(4) of the Code would cause them to fail to satisfy that requirement, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

        (d)    Special Rule for Performance Criteria.    If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit to qualify as other performance based compensation within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code), and the Committee shall not have the authority in respect of such Awards to exercise any discretion applicable to a grant of Performance Shares or Performance Units otherwise conveyed by this Section 7, if the ability to exercise such discretion would cause such Award not to qualify as other performance based compensation.

        (e)    Certification of Attainment of Performance Criteria.    As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Criteria.

        (f)    Payment of Awards.    Earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant's beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee's certification under paragraph 7(e) above, provided that (i) earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 10 shall be distributed in accordance with Section 10. The Committee shall determine whether Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee's certification under paragraph 7(e) above.

        (g)    Newly Eligible Participants.    Notwithstanding anything in this Section 7 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Period.

        (h)    Termination of Employment.

          (i)    Termination of Employment due to Approved Retirement, Disability or Death.    Unless otherwise determined by the Committee at or after the time of grant, a Participant whose employment or service terminates by reason of Approved Retirement, Disability or death shall be entitled to receive the same payment or distribution in respect of Performance Shares and Performance Units (without pro-ration) that would have been payable for the Performance Period had his or her employment continued until the end of the applicable Performance Period. Any Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or beneficiary may have in respect of any Performance Shares or Performance Units outstanding at the date of such termination of employment that may not be earned (or that are eligible to be earned, but are not earned) in accordance with this section 7(h)(i) shall be forfeited and canceled, effective as of the date of the Participant's termination of employment or service (or, if eligible to be earned, but are not earned, the date of the Committee's certification pursuant to Section 7(e)).

          (ii)    Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate during a Performance Period for any reason other than the one described in Section 7(h)(i), all of the Participant's rights to Performance Shares and Performance Units related to such Performance Period shall be immediately forfeited and canceled as of the date of such termination of employment.

          (iii)    Cause.    Notwithstanding anything in this Section 7 to the contrary, a Participant's rights in respect of unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant's termination of employment for Cause.

SECTION 8
 STOCK APPRECIATION RIGHTS

        (a)    Grant of SARs.    SARs may be granted to any Participants, all Participants, any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing, and shall include such provisions not inconsistent with the Plan as the Committee shall determine.

        (b)    Terms and Conditions of SARs.    Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option.

        (c)    Exercise of Tandem SARs.    SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

        (d)    Payment of SAR Amount.    Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

            (i)  the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

           (ii)  the number of shares of Common Stock with respect to which the SARs are then being exercised.

SECTION 9.
 OTHER STOCK-BASED AWARDS

        (a)    Other Stock-Based Awards.    The Committee may grant other types of equity-based and equity-related awards in addition to Options, SARs, Restricted Stock, Performance Shares, Restricted Stock Units and

Performance Units, including, but not limited to, the outright grant of Common Stock in satisfaction of obligations of the Company or any Subsidiary under another compensatory plan, program or arrangement, modified awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Common Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Notwithstanding the immediately preceding sentence, except in the case of Other Stock-Based Awards issued in satisfaction of an obligation of the Company or any Subsidiary to make a payment in cash in respect of a Participant (including, but not limited to, when an annual or long-term incentive compensation award is satisfied with the issuance of shares of Common Stock instead of cash or in respect of a Participant's accrued benefit under a deferred compensation plan), except as provided under Section 10, no Participant shall be entitled to vest in any such Other Stock-Based Award on a schedule which is more favorable to the Participant than ratably over a period of three years from the date of grant. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

        (b)    Termination of Employment or Service.    In addition to any other terms and conditions that may be specified by the Committee but subject to the limitations set forth in Section 9(a), each Other Stock Based Award shall specify the impact of termination of employment upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

SECTION 10.
 CHANGE OF CONTROL

        (a)    Accelerated Vesting and Payment.    Subject to the provisions of Section 10(b) below, in the event of a Change of Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, (iv) each outstanding Performance Share Award and Performance Unit Award shall be deemed earned at the target level of performance for such Award, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the "Settlement Payment") in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Change of Control Price shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the Change of Control Price.

        (b)    Alternative Awards.    Notwithstanding Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

            (i)  be based on stock which is traded on an established U.S. securities market;

           (ii)  provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (iii)  have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

          (iv)  have terms and conditions which provide that in the event that, during the 24-month period following the Change of Control, the Participant's employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant's Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant's outstanding Restricted Stock awards, each of the Participant's outstanding Restricted Stock Unit awards and other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant's termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.

For this purpose, a Participant's employment or service shall be deemed to have been Constructively Terminated if, without the Participant's written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity, or (y) the relocation of the Participant's principal place of employment or service to a location more than 35 miles away from the Participant's prior principal place of employment or service.

        (c)    Section 409A.    Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, if necessary to avoid the imposition of an additional tax on the recipient, no payment or distribution shall be made to any affected Participant by reason of such Change of Control (although any other modification or enhancement to the Award, such as accelerated vesting, shall still apply) and the value of such Award as determined by the Committee prior to such Change of Control shall be paid to the affected Participant on the earlier to occur of (i) the day after the six month anniversary of such Participant's termination of employment and (ii) whichever of the following is applicable to such Award (A) with respect to any unvested Award that would have become vested solely upon the passage of time and the continued performance of service, the date the Award would have otherwise become vested without regard to the Change of Control, (B) with respect to any unvested Award that would have become vested upon the achievement of specified Performance Criteria, on the last day of the applicable Performance Period or (C) if the Award was already vested at the time the Change of Control occurs, on the date on which the Award would have expired in accordance with its terms.

SECTION 11
 AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

        The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant, Employee or Agent; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or otherwise permit the repricing of any outstanding Options or SARs (other than in the context of a transaction referenced in Section 4(d)), (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 12.
 MISCELLANEOUS PROVISIONS

        (a)    Transferability.    No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

        (b)    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant's beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant's lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

        (c)    Deferral of Payment.    At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

        (d)    No Guarantee of Employment or Participation.    The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant's employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, an Agent or a Participant) shall at anytime have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee, Agent or Participant, nor shall it constitute a right to remain in the employ or service of the Company or any affiliate. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the participant's employment or other service provider relationship at any time, for any reason, with or without cause or notice.

        (e)    Tax Withholding.    The Company or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the minimum amount required to satisfy the statutory withholding tax obligations with respect to any Award.

        (f)    No Limitation on Compensation; Scope of Liabilities.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

        (g)    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        (h)    Term of Plan.    The Plan shall be effective upon the date, if any, on which it is approved by the Company's shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until the tenth anniversary of the date of such shareholder approval.

        (i)    Governing Law.    The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

        (j)    No Impact On Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee's or Agent's right or benefits under any such plan, policy or program.

        (k)    No Constraint on Corporate Action.    Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

        (l)    Indemnification.    Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company and each Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

        (m)    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.

        (n)    Captions.    The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

       EE 9039-3

Annual Meeting Admission Ticket
MMMMMMMMMMMM
000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

2005 Annual Meeting of
Principal Financial Group, Inc. Shareholders
Tuesday, May 17, 2005, 9:00 a.m. Local Time
Auditorium
711 High Street, Des Moines, Iowa
Upon arrival, please present this
admission ticket and photo identification
at the registration desk.
You do not need to attend the
Annual Meeting to vote.

Annual Meeting Proxy Card	C0123456789	12345

This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held at 9:00 a.m. local time, May 17, 2005, in the auditorium at the corporate headquarters.

The undersigned shareholder(s) hereby appoint(s) Michael H. Gersie, Joyce N. Hoffman and Karen E. Shaff, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2005 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated below. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the matters listed below, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE AND RECEIVING PROXY MATERIALS ELECTRONICALLY.

A Election of Directors			B Proposals
1. The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR the following proposals.
	For	Withhold		For	Against	Abstain
01 - Betsy J. Bernard	☐	☐	2. Approval of 2005 Directors Stock Plan	☐	☐	☐
02 - Jocelyn Carter-Miller	☐	☐	3. Ratification of Auditors	☐	☐	☐
03 - Gary E. Costley	☐	☐	4. Approval of 2005 Stock Incentive Plan	☐	☐	☐
04 - William T. Kerr	☐	☐
			Mark this box if you plan to attend the Annual Meeting.			☐
			Mark this box if you have changes to your address and indicate changes on the reverse side.			☐

C Authorized Signatures - Sign Here - This section must be completed for your directions to be executed.

Note: please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

MR A SAMPLE	C 1234567890 J N T	X X X X X X X X
6 U P X HHH P P P P 004851

View and Maintain Your Principal Financial Group, Inc. Stock Account Via Computershare's Investor Centre at www.computershare.com

Full transactional access for Investor Centre members—Register as a member by following the 4-step process at www.computershare.com. After you register, you will receive an authorization code in the mail with instructions on how to access your account. When you log into your account with your authorization code you will be able to:

•	Change your address	•	View instructions on transferring shares and download various standard forms
•	Certify your taxpayer identification number	•	Access stock quotes and price history
•	Retrieve duplicate tax forms	•	Sell your book-entry shares
•	Consent to e-delivery of proxy material

View-only access for Investor Centre non-members—Enter your Holder Account Number, zip code and the ticker symbol, PFG, to view your account details.

Receive Proxy Materials Electronically

Electronic delivery saves the Principal Financial Group a significant portion of the costs associated with printing and mailing annual meeting materials, and we encourage shareholders to take advantage of 24/7 access, quick delivery and reduced mail volume they gain from enrollment. If you consent to e-delivery, you will receive an e-mail with links to all proxy materials and to the online proxy voting site for every shareholder meeting. Once you receive your authorization code as a member of Investor Centre (see instructions above), you can consent to e-delivery online.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet, 24 hours a day 7 days a week!

To vote using the Internet		To vote using the Telephone (within U.S. and Canada)
•	Go to the following web site: www.computershare.com/us/proxy/PFG	•	Call toll free 1-800-306-0864 in the United States or Canada any time on a touchtone telephone. There is NO CHARGE to you for the call.
•	Enter the information requested on your computer screen and follow the simple instructions.	•	Follow the simple instructions provided by the recorded message.

Proxies voted by telephone or the Internet must be received by 1:00 a.m. Central Daylight Time, May 17, 2005.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

To vote by mail, mark, sign and date the proxy card. Return the proxy card in the postage-paid envelope provided or mail to Computershare Investor Services, P.O. Box 2702, Chicago, IL 60690-9402.
YOUR VOTE IS IMPORTANT. PLEASE VOTE.

Address Change
Please indicate any address change information below (please print).

Call us at 800-986-EDGE (3343), or visit us at www.principal.com, your source for information about our products and services as well as up-to-the-minute information for shareholders and the investment community.

MMMMMMMMMMMM 000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

Annual Meeting Voting Instruction Card

By signing this voting instruction card, you hereby authorize Northern Trust Investments, Inc., Portofolio Manager of the Principal Financial Group, Inc. Stock Separate Account, to vote as agent for Principal Life Insurance Company, in person or by proxy, all shares attributable to units credited to your plan account as of March 18, 2005, the record date, at the 2005 annual meeting of shareholders to be held May 17, 2005, or at any adjournments or postponements thereof.

Indicate how your interests are to be voted by the Portofolio Manager by marking the boxes below. If you sign the voting instruction card but give no directions, Northern Trust will vote your interests in accordance with the Board of Directors recommendations. If you do not complete the voting instruction card, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

A Election of Directors			B Proposals
1. The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR the following proposals.
	For	Withhold		For	Against	Abstain
01 - Betsy J. Bernard	☐	☐	2. Approval of 2005 Directors Stock Plan	☐	☐	☐
02 - Jocelyn Carter-Miller	☐	☐	3. Ratification of Auditors	☐	☐	☐
03 - Gary E. Costley	☐	☐	4. Approval of 2005 Stock Incentive Plan	☐	☐	☐
04 - William T. Kerr	☐	☐

C Authorized Signature - Sign Here - This section must be completed for your directions to be executed.

Note: please sign as name appears above. When signing as administrator or trustee, please give full title as such.

Signature — Please keep signature within the box	Date (mm/dd/yyyy)
/ /
MR A SAMPLE	X X X X X X X X

6 U P X    HHH    P P P P    0048512

Internet and Telephone Voting Instructions

You can vote by Internet OR telephone, 24 hours a day 7 days a week!

To vote using the Internet		To vote using the Telephone (within U.S. and Canada)
•	Go to the following web site: www.computershare.com/us/proxy/PFGSA	•	Call toll free 800-898-5907 in the United States or Canada any time on a touchtone telephone.
•	Enter the information requested on your computer screen and follow the simple instructions.	•	Follow the simple instructions provided by the recorded message.

Voting instructions submitted by Internet or telephone must be received by 1:00 a.m. Central Daylight Time, May 13, 2005.
If you vote by Internet or telephone, please DO NOT mail back this voting instruction card.

To vote by mail, mark, sign and date the voting instruction card. Return it in the postage-paid envelope provided or to Computershare Investor Services, P.O. Box 2702, Chicago, IL 60690-9402.
YOUR VOTE IS IMPORTANT. PLEASE VOTE.

Call us at 800-986-EDGE (3343), or visit us at www.principal.com, your source for information about our products and services as well as up-to-the-minute information for shareholders and the investment community.

MMMMMMMMMMMM 000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

Annual Meeting Voting Instruction Card

By signing this voting instruction card, you hereby authorize Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field ("401(k)"), as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote in person or by proxy, all shares credited to your account as of March 18, 2005, the record date, at the 2005 annual meeting of shareholders to be held May 17, 2005 or at any adjournments or postponements thereof.

Indicate how the underlying Principal Financial Group, Inc. shares allocated to your plan account are to be voted by the trustee by marking the boxes below. If you sign the voting instruction card but give no directions, the trustee will vote your shares for the election of all listed nominees and in accordance with the Board of Directors recommendations on the matters listed below. If you do not complete the voting instruction card, the trustee will vote your shares as the trustee determines in its discretion.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

A Election of Directors			B Proposals
1. The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR the following proposals.
	For	Withhold		For	Against	Abstain
01 - Betsy J. Bernard	☐	☐	2. Approval of 2005 Directors Stock Plan	☐	☐	☐
02 - Jocelyn Carter-Miller	☐	☐	3. Ratification of Auditors	☐	☐	☐
03 - Gary E. Costley	☐	☐	4. Approval of 2005 Stock Incentive Plan	☐	☐	☐
04 - William T. Kerr	☐	☐

C Authorized Signature — Sign Here — This section must be completed for your directions to be executed.

Note: please sign as name appears above. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.

Signature — Please keep signature within the box	Date (mm/dd/yyyy)
/ /
MR A SAMPLE	X X X X X X X X

6 U P X    HHH    P P P P    0048513

Internet and Telephone Voting Instructions

You can vote by Internet OR telephone, 24 hours a day 7 days a week!

To vote using the Internet		To vote using the Telephone (within U.S. and Canada)
•	Go to the following web site: www.computershare.com/us/proxy/PFG401K	•	Call toll free 800-898-5903 in the United States or Canada any time on a touchtone telephone.
•	Enter the information requested on your computer screen and follow the simple instructions.	•	Follow the simple instructions provided by the recorded message.

Voting instructions submitted by Internet or telephone must be received by 1:00 a.m. Central Daylight Time, May 13, 2005.
If you vote by Internet or telephone, please DO NOT mail back this voting instruction card.

To vote by mail, mark, sign and date the voting instruction card. Return it in the postage-paid envelope provided or to Computershare Investor Services, P.O. Box 2702, Chicago, IL 60690-9402.
YOUR VOTE IS IMPORTANT. PLEASE VOTE.

Call us at 800-986-EDGE (3343), or visit us at www.principal.com, your source for information about our products and services as well as up-to-the-minute information for shareholders and the investment community.

QuickLinks

PRINCIPAL FINANCIAL GROUP, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 17, 2005
TABLE OF CONTENTS
PROXY STATEMENT PRINCIPAL FINANCIAL GROUP, INC. 711 HIGH STREET DES MOINES, IOWA 50392-0100 VOTING PROCEDURES AND SECURITY OWNERSHIP
PROPOSAL ONE — ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
COMPENSATION OF DIRECTORS
PROPOSAL TWO — ADOPTION OF THE PRINCIPAL FINANCIAL GROUP, INC. 2005 DIRECTORS STOCK PLAN
Summary of the 2005 Director Plan
AUDIT COMMITTEE CHARTER AND REPORT
PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL FOUR — ADOPTION OF THE PRINCIPAL FINANCIAL GROUP, INC. 2005 STOCK INCENTIVE PLAN
Summary of the 2005 Employee Plan
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Pension Plan Table Traditional Formula
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
DELIVERY OF DOCUMENTS
SHAREHOLDER PROPOSALS FOR 2006 MEETING
PRINCIPAL FINANCIAL GROUP, INC. 2005 DIRECTORS STOCK PLAN
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PRINCIPAL FINANCIAL GROUP, INC.
PRINCIPAL FINANCIAL GROUP, INC. 2005 STOCK INCENTIVE PLAN